As filed with the Securities and Exchange Commission on June 23, 2017 Commission File No. 333-214786

 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

 Registration Statement under the Securities Act of 1933

AMERI METRO, INC.

(Name of issuer in its charter)

YELLOWWOOD ACQUISITION CORPORATION

(Former name of registrant)

Delaware	485112	45-1877342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2575 Eastern Blvd., Suite 101

York, PA 17402

(717) 434-0668

(Address and telephone number of principal executive office)

Plan Inc. Trolly Square, Suite 20C Wilmington Del 19806 1-800-462-4633

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC, 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ¨

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Class B Common stock, $.000001 par value per share	1,000,000	$60.00	$60,000,000	$6,954

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion ______________, 2017

AMERI METRO, INC.

    1,000,000 Shares of Class B Common Stock

Ameri Metro, Inc. (“ARMT” or the “Company”) is offering a maximum of 1,000,000 Shares of our Class B common stock, $.000001 par value per share (the “Shares”) on ARMT at a price per share of $60.00, in a best effort, direct public offering. There is no minimum proceeds threshold for the offering. The offering will terminate within 24 months from the date of this prospectus. The Company will retain all proceeds received from these Shares in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

ARMT is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with an emerging growth company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our Shares of common stock.

The Company intends to apply to be listed on NASDAQ.  To be listed on NASDAQ, the Company must meet certain listing standards. Currently, the Company does not meet the requirements for NASDAQ. There is no guarantee that the Shares will ever be listed on NASDAQ or any exchange.

Upon being listed on NASDAQ, the Company has an obligation to pay Penndel Land Co. a related party owned by Shah Mathias, forty million dollars within ninety days of listing pursuant to the Payment Agreement to Penndel Land Co. The Penndel Land Co. agreement has been amended to allow the Company to make a partial payment at such time due to amount of offering which is disclosed in the use of proceeds.  The material aspects of the Penndel Land Company agreement are as follows pertaining to the payment of forty million dollars to Penndel Land Company and transfer of rights:

Material Aspects of the agreement:

Penndel has assigned to AM, certain rights, Penndel however has excepted and reserved unto itself, and does not grant or convey or transfer to AM the right-of-way for and the right to construct any fiber optic lines; any and all utilities whether underground or overhead; any and all outdoor advertisements, signage, travel plazas, natural gas pipelines, distillate pipelines, motels, sewers, power grids, cell phone towers, earth stations, fast food establishments, shops and any other aspect of construction not specifically assigned or granted to AM under its Agreement.

For consideration of NON RECOURSE payment from AM to Penndel of 250,000 shares of preferred shares and 200,000 shares of common shares transfer to Penndel to be held in ESCROW with HSRF TR . AM to pay sum of $6,000 TRUST ADMINISTRATIVE SERVICE FFE TO HSRF TRUST. Ninety (90) days after AM becomes a listed company the initial sum of forty million dollars is to be paid to Penndel, and 250,000 preferred shares and 200,000 common class B shares will be released to Penndel. The further consideration (per phase) of the promises and covenants contained herein to be performed by the parties, and with the intention to be bound legally hereby, it is agreed as follows:

1.

Penndel has granted all the right, title and interest owned by it to AM for the construction of three hundred fifty-seven (357) miles of the toll road at the payment to Penndel of two Dollar and 13/100 ($2.13) per square foot of the right-of-way for construction of the roadway and all entrance and exits ramps as well as the area within any cloverleaf portions of the road, paved and unpaved shoulder and up to fourteen (14) feet of grass or open space on either side of the roadways and air rights up to but not exceeding seventeen (17) feet from the top surface of the new road to be constructed; and wherever overhead ramps or cross roads are to be constructed, Penndel shall be paid by AM the sum equal to One Dollar ($1.25) per square foot by one foot in height and Sixty-Five Cents ($0.69) per foot of height thereafter.

2.

Penndel’s however excepts and reserves unto itself, and does not grant or convey or transfer to AM, the right-of-way for and the right to construct any fiber optic lines; any and all utilities whether underground or overhead; any and all outdoor advertisements, signage, travel plazas, natural gas pipelines, distillate pipelines, motels, sewers, power grids, cell phone towers, earth stations, fast food establishments, shops and any other aspect of construction not specifically assigned or granted to AM under this Agreement.

3.

Where AM is granted the right under contract to construct the toll road and other portions of the Project pursuant to Paragraph 1 above, AM shall do and perform said construction in strict accordance with the plans and specifications to be provided to it by Penndel.  Should AM for any reason believe that said plans and specifications contain errors, could benefit from improvements or should be changed for any reason, AM shall communicate said information to Penndel and shall make no changes or modifications, nor commit or condone any deviations, without strict permission from Penndel to do so; and a written addendum setting forth any such modification shall be properly executed and attached as a supplement to the original plans and specifications.

Amendment to Penndel Land Co. Payment Agreement

This amendment is made this 19th day of April 2017 to payment agreement dated 27th day of July, 2011. By and between Penndel Land Company and Ameri Metro, Inc.

The Penndel Land Company agrees to amend the payment agreement dated 27th day of July, 2011 to accommodate Ameri Metro Inc. for the purpose of pending S-1 Registration Statement with the SEC. For the purpose of the S-1, Ameri Metro Inc. shall pay Penndel Land Co. a minimum amount of $2,250,000.00 from the proceeds of the public offering upon 100% of the proceeds being raised.  According to the S-1 Registration Statement, Ameri Metro Inc. in the event partial proceeds are raised, parties agree they shall prorate the amount paid based off the public offering capital raised if less than 100% is raised as stated in the footnote # 5 of the S-1 Registration Statement.

The balance of the forty million dollars shall be paid from future revenue of Ameri Metro Inc. coming from the development of the project ATFI and shall have a priority over all other payments. Penndel Land Co. may at its option file mortgage lien against the project ATFI to ensure payment and shall work closely with the bond counsel in a co-creditor agreement to protect the mutual interest of the parties. All other payment agreements between the parties remain the same.

The Shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$60.00	$0.00	$60.00

Total Maximum	$60,000,000	$0.00	$60,000,000

(1) Our Shares in this offering will be sold by our officers and directors in a direct offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other offering expenses estimated at $100,000 ARMT will not use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2017

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6

RISK FACTORS	12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	19

USE OF PROCEEDS	20

COMPANY PROJECTIONS	21

DETERMINATION OF OFFERING PRICE	21

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	21

PLAN OF DISTRIBUTION	25

BUSINESS	26

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	46

DESCRIPTION OF PROPERTY	50

LEGAL PROCEEDINGS	50

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	51

EXECUTIVE COMPENSATION	56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62

DESCRIPTION OF SECURITIES	63

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	64

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	67 67

EXPERTS	67

WHERE YOU CAN FIND MORE INFORMATION	67

FINANCIAL STATEMENTS	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until July __, 2017 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 83 prior to making an investment decision.

General Information about our Company

The Company is currently an “emerging growth company” under the JOBS Act. A company will lose its emerging growth company status on (i) the earlier of the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an emerging growth company, the Company is exempt from certain obligations of the Exchange Act including those found in Section 14A (a) and (b) related to shareholder approval of executive compensation and golden parachute compensation. Furthermore, Section 103 of the JOBS Act provides that as an emerging growth company, the Company is not required to comply with the requirement to provide an auditor’s attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as the Company qualifies as an emerging growth company. However, an emerging growth company is not exempt from the requirement to perform management’s assessment of internal control over financial reporting.

The Company has no operating history and has experienced losses since its inception. The Company has received only minimal revenue from earlier consulting work. The Company plans to operate primarily as a General Contractor, and may also provide consulting services to related and non-related parties for fees. In addition, the Company owns twenty-five percent of certain entities that are controlled by a related party(these entities presently have no operations or revenues) and expects that this ownership interest will result in future revenues related to our ownership of and rights to twenty-five percent of each entities profits. However, future revenues and profits of each of these entities is uncertain at the present time.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and had meetings with certain agencies and groups related to potential future projects.  At the present time, the Company has no active projects; however, it does have a number of potential future projects, each of which require substantial capital to be raised before we are able to turn these into active projects.

On December 1, 2010, the Company formed its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”) in the state of Delaware.  GTI was formed to provide development and construction services for the Alabama Toll Facilities, Inc. "ATFI", a non-related, non-profit company supported by the State of Alabama, to act as the exclusive entity, as set forth in House Joint Resolutions, H.J.R 459 and H.J.R. 456. The Company’s wholly-owned subsidiary GTI, plans to act according to executed agreements as the project developer for such as toll road, including securing financing for the design, planning, engineering and related costs for its construction and to engage in the construction of high-speed rail for passenger and freight transportation and related transportation projects for the Company. ATFI is a non-related entity and along with other related entity projects that are supported by the ATFI 357 mile toll road in Alabama, the Company intends to act as the conduit to bring related “ancillary” projects, stemming from the ATFI roadway, to completion. The ATFI and other “ancillary” related projects, stemming from the ATFI project, are at different stages, of a six stage process supported by agreements and contracts.

The Company has a six stage process for potential future project opportunities:

1.

Management’s Decision to take on a project

2.

Enter into Letters of Intent, Agreements, Construction Contracts

3.

Obtain State(s) sponsorship of the project through legislative actions (where applicable)

4.

Engineering and Design Studies, Architectural Design, Feasibility Studies

5.

Raise Capital through Bond Financing and/or Company stock offerings or other borrowings

6.

Management of the physical construction as a general contractor

The Company’s current list of potential future opportunities is in the Business Plan Section. The common thread of these future opportunities is that the Company has not yet started Stage 5 or Stage 6, on any of the opportunities but continues to spend time and effort to advance each potential future project. Each potential future project requires the raising of substantial capital.

As a direct result of the Alabama legislation Joint Resolution HJR 459 and HJR 456 signed and acted upon by the Governor, in support of the ATFI project, ancillary projects support the sustainability and insures the success of the ATFI project. The Company under disclosed construction agreements anticipates acting as general contractor for the building of the toll road and related transportation systems including but not limited to rail and toll bridges. The Company plans to improve port operations, improve rail systems to allow for high speed rail movement of passengers and cargo while building a 357 mile toll road from the coast of Alabama to the southern border of the State of Tennessee.

As Super Cargo ships increase in size, studies show that the US ports do not have enough water depth to berth these mega ships and there are current studies taking place by US ports on how they will solve the problem. The new challenge to US ports stems from the Panama Canal being widened and deepened to accommodate such ships, most US ports shown below, still lack the water depth to receive such ships substantiated by “Civil Engineers Society” reports. The Panama Canal studies were completed by Transportation Economics Management Systems TEMS, a Company consultant.

Trade and Transportation Corridors following the Expansion of the Panama Canal

Seattle
WA
MT
ND
MN
OR
ID
SD
WY
NE
IA
WI
MI
ME
VT
NY
Boston
CT RI
PA
NJ
New York
OH
IL
IN
MD
Baltimore
WV
VA
Norfolk Harbor
KY
NV
UT
CO
KS
MO
CA
Oakland
OK
TN
NC
AR
SC
AZ
NM
Long Beach
Yuma
MS
AL
GA
Savannah
TX
Houston
LA
Portus De Jewel
New Orleans
Freeport
Corpus Christi
FL
Miami
Mexico
Water Depth
50 ft
47 ft
45 ft
Ameri Metro Development Ports
Baltimore
Mobile
Freeport
Yuma
Existing Deepwater Ports
New York
Norfolk
Savannah
LA/LB
Seattle

One of the Company’s potential future opportunities - “Port Trajan” - is directly connected to our current Alabama port potential future opportunity “Port De Claudius, Inc.” through the new Alabama Toll Road (ATFI) connecting to Route 81 in Knoxville Tennessee, which today is a major shipping corridor from Tennessee to Maine with South Central Pennsylvania (the location of Port Trajan) becoming one of the current distribution locations for the north east. We believe that the ports of Mobile and Baltimore, each with 50 foot water depths, stand to be the ports used in making cargo movement to the north east corridor more efficient as the size of cargo ships continues to increase. These ports, based on studies performed by TEMS, have the ability to be deepened and the cost to do so will likely be offset by the economic impact they create.

To support our potential future project opportunities, the Company has agreed to purchase needed materials such as Patented Rail Road Ties to support high speed rail systems, Patented Composite Rebar to be used in 357 miles of concrete road way and Construction Storage Systems to be manufactured and to be used on large construction projects with abundant construction vehicles being needed on construction sites.

The Company is not currently generating any revenue and, primarily due to the substantial amount of capital that is needed for each project we are considering, none of the future potential project opportunities have reached the active stage.

The Company’s funding plans include Master Bond Indentures via nonprofit entities that may sponsor the future project opportunities for issuing of the bonds to fund the projects. The Company’s Founder has been involved in real estate projects that were funded by bond indentures for over thirty five years. Certain team members, as well as consultants that we have been working with or plan to work with, also have substantial experience in developing and managing the development of projects

The Business

The Company, and its wholly owned subsidiary Global Transportation and Infrastructure, Inc., plan to utilize Private Public Partnerships (“PPP”)for certain potential future opportunities, including infrastructure projects and transportation projects. The Company will provide general contracting services for infrastructure projects and transportation projects (collectively called infrastructure projects). Working with consulting firms such as Transportation Economics Management Systems (“TEMS”), we will identify infrastructure projects for both related/non-related private and public end users. The Company will bring together private and public entities, the end users, including the affiliate entities to organize the revenue bond offering, which will be the private debt vehicle to build the infrastructure project for the end user. The Companies primary role will be to provide general contracting services and construction management services for the private and public entities.

The major elements of the infrastructure projects would include:

Trade and Transportation Corridors

•

Development of container ports for Class C, D and E ships

•

Development of inland transportation corridors including new greenfield highways and railroads

•

Building of inland ports and multimodal transportation centers

•

Development of new urban centers along the new infrastructure

•

Development of ancillary facilities including airport (express service), distribution centers, and logistics centers.

High Speed Rail

•

Development of modern rail equipment operating at speeds exceeding 250 mph

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas

•

Track improvement, including replacement and upgrades, additional sidings, signal and communications systems, and grade-crossing improvements

•

Building of new greenfield routes

•

Construction or improvement of railroad grade crossings and passenger stations

•

Acquiring new train equipment including train sets and spares

Transportation Infrastructure

Development of new road systems to accommodate driverless cars and trucks, including electric cars and infrastructure to support the highway and rail systems that will be used in Trade and Transportation Corridors and the High Speed Rail Systems.

Supporting Ancillary Development

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States

•

Provision of multi-modal connections to improve system access, hotels, retail, parking garages, sorting facilities / distribution facilities

Supporting Transportation Systems

•

Ancillary development opportunities, airports, inland ports, sea ports, toll roads and technology parks

As the US and World populations are rapidly increasing and global infrastructure is being surpassed in its ability to safely and adequately provide the effective transportation for sustainable economics, infrastructure is becoming inadequate and dilapidated. Governing authorities’ ability to keep up with preventative maintenance and replacement lacks funding. Studies have consistently shown that the development of infrastructure permeates economic growth. Lack of funding due to global financial crises have sent governments into restructuring their budgets and bail outs have further reduced the possibility for governmental funding.

The Company’s management team has recognized the need for a solution to curb the financial burden on governments and taxpayers alike. The Company plans to use Private Public Partnerships to fund some or all of the capital requirements for the future projects opportunities it is considering.

The Terms of the Offering

Securities Being Offered

Up to 1,000,000 Shares of Class B common stock

Minimum Securities Being

Offered:

There is no minimum number of Shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:

We will sell our Shares at a fixed price of $60.00 per share.  This price was determined by Pro Advisor Inc.

Compensation:

No compensation will be paid to any officer or director in connection with the sale of the Shares.

Termination of Offering:

The offering will conclude when all of the1,000,000 Shares of Class B common stock have been sold or 24 months from the date of this prospectus, whichever occurs earlier.  We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:

The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  See “Risk Factors”.

Common Stock Issued And

Outstanding Before Offering:

1,054,697,802 Shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And

Outstanding After Offering:

1,055,697,802 Shares of common stock.

Use of Proceeds:                                                                          We will use the proceeds from the sale of the common stock by the Company for Project Costs including Equipment Expenditures and Working Capital.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

For the three months ended April 30, 2017

Revenues	$0
Expenses	$2,396,215
(Loss) before income taxes	$(2,396,215)
Provision for income taxes	$0
Net loss	$(2,396,215)

For the nine months ended April 30, 2017

Revenues	$0
Expenses	$6,516,258
(Loss) before income taxes	$(6,516,258)
Provision for income taxes	$0
Net loss	$(6,516,258)

Balance Sheet Information:

 As of april 30, 2017

Total Assets	$11,162
Total Liabilities	$22,830,070
Common stock and paid in capital	$5,537,574
Total stockholders' deficit	$(22,818,908)

Statement of Operations Information:

For the Year ended July 31, 2016

Revenues	$0
Expenses	$7,778,084
Profit (Loss) before income taxes	$(7,778,084)
Provision for income taxes	$0
Net loss	$(7,791,722)

Balance Sheet Information:

 As of July 31, 2016

Total Assets	$41,023
Total Liabilities	$16,355,273
Common stock and paid in capital	$5,581,929
Total stockholders' deficit	$(16,314,250)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Ameri Metro, Inc.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements for the period ended July 31, 2016 includes a paragraph that explains that the Company has not establish any source of revenue to cover its operating costs and cash resources of the Company were insufficient to meet its planned business objectives. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities, the issuance of debt or through development of its operations.

Management has no experience in the development of either railway or highway transportation systems and such inexperience may create unexpected or unanticipated problems and/or losses for the Company.

Management has limited prior experience in the development of transportation systems, including obtaining the necessary designs, plans, permits, development teams and capital. Such inexperience may lead to the unexpected or unanticipated problems or missteps that could cause the Company losses or delays. Management is in the process of building a team of advisors and experts to assist it in all the stages of the development of such transportation systems but there can be no assurance that those experts are sufficiently experienced to guide the Company to economic success.

We have limited operating history.

The Company has incurred net losses since inception and may continue to incur net losses while it builds its business and as such it may not achieve or maintain profitability. The Company’s limited operating history makes it difficult to evaluate its business and prospects, and there is no assurance that the business of the Company will grow or that it will become profitable.

The Company may be unable to fully implement its business plan due to the requirement of governmental approvals and the restrictions from governmental regulations.

The Company has a business plan which sets out its conceptual design to plan and develop, transportation systems. As the Company develops its plan for developing transportation systems, it may be required to obtain governmental approvals and possibly be subject to approval by local or state voting propositions, referendums or state legislatures. There is no guarantee we will be able to obtain such approvals.

The Company may be unable to fully implement its business plan due to environmental restrictions.

The Company’s planned operations could have a significant impact on the environment in the areas where we plan to operate. As such, the Company may be required to get approvals from environmental agencies or amend, alter, or roll back its operations, so as to remain in compliance with environmental regulations.

The Company may not be able to purchase the land on which it plans to operate.

The Company may not be able to obtain the land on which transportation systems are proposed and may have to seek government condemnation of such land, which may not be possible.

Our future growth may be limited.

The Company’s ability to achieve its objectives and to manage its growth effectively depends upon sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues.

We will need additional financing in order to grow our business and to meet the financial obligations of our joint venture agreements, especially if the cost estimates for our projects change due to their long-term nature.

The Company will need to incur additional capital expenditures to meet the financial obligations under our joint venture agreements and if the cost estimates for our projects change due to their long-term nature. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company has limited operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company has limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has no revenues to date.

The Company has generated no revenue to date. Most of the time of the Company’s management, and most of the Company’s limited resources have been spent in developing its initial plans, researching additional projects, contacting potential partners, exploring marketing contacts, establishing manufacturing sources, preparing our business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s Founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Mr. Shah Mathias, the Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, is currently the beneficial owner of approximately 94.89% of the Company’s outstanding common stock, and assuming sale of all the 1,000,000 Shares, will own approximately 94.98% of the Company's then outstanding common stock upon closing of the offering. As such, he will be able to exert significant influence and potential control over matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their Shares.

Mr. Mathias has various judgments against him in regards to his prior business dealings, which could adversely affect the ability of the Company to obtain the required land, enter into joint ventures, or obtain the required financing.

Because, Shah Mathias has various previous judgments against him, third parties may be reluctant to enter into joint ventures with the Company if he is involved. Additionally, Mr. Mathias history may compromise the ability of the Company to obtain the necessary government permits or to obtain financing under favorable terms.

Mr. Mathias has a controlling interest in many of the entities that the Company plans to and is doing business with.

Because Mr. Mathias has a controlling interest in entities that the Company is contacting with, the Company may not be able to take action against these entities for failure to perform, which could cause delays or total shutdowns of the Company’ projects.

The Company may have conflicts of interest and have engaged in transactions with its officers and directors and have entered into agreements or arrangements that were not negotiated at arms’ length.

The Company has engaged, and may in the future engage, in transactions with its officers, directors and principal shareholders, or persons or entities affiliated with any of these persons. These transactions may not have been on terms as favorable to the Company as could have been obtained from non-affiliated persons. While an effort has been made and will continue to be made to obtain services from affiliated persons at rates as favorable as would be charged by others, there will always be an inherent conflict of interest between the interests of our Company and those of the officers, directors, principal shareholders, and affiliates. Shah Mathias has an ownership interest in many of the companies with which the Company is proposing to utilize for certain of the development and management functions of the transportation systems. Mr. Mathias may economically benefit from the use of these companies.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will rely heavily on third parties to help plan, secure and execute transportation projects. Unless the Company can develop its own brand equity and consumer awareness, the Company will be substantially dependent on these third parties.

Municipalities, government agencies and other non-profit boards or groups may be unable to develop bond offerings that are sufficient to fund the transportation projects plans or other projects presented by the Company to such municipalities, agencies or groups.

When the Company presents its plans or projects to the respective regional government agency or agencies, or non-profit board or group, whether state(s), local or regional, there is no assurance that such agency will adopt the plan or if adopted whether it will be able to have effected a bond issuance sufficient to raise funds to implement the project plan

The development of high speed rail and other innovative transportation projects is uncertain and the profitability of such projects remains unclear.

The Company believes that it is a prepared to develop the next generation of rail transportation and innovative transportation in the United States, e.g. high speed rail. As such, there are few, if any, examples of developed high-speed rail or other projects that can be used either as developmental models or commercial viability models. For example, although high-speed rail projects may be successful in other countries, there is no assurance that such method of transportation will be successful in the United States which historically maintains an automobile-centered transportation system.

Government regulation could negatively impact the business.

The Company’s projects may be subject to government regulation in the jurisdictions in which they operate. Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the world. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s sales could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its products or industry.

For example, as rail tracks will cross many differing municipal and state jurisdictions, the Company will be faced with myriad regulations from these jurisdictions as well as the federal government. The Company will need to comply with all government regulations which the Company expects will relate to items such as local zoning codes, noise regulations, track and crossing construction, maintenance and safety, environmental impact on construction and usage, rights-of-way and other matters. A failure to know the applicable regulations or to successfully abide by such regulations, could negatively impact the Company with potential fines, stoppages or other remedies.

As the Company is introducing a novel concept and innovative plan to the marketplace, the Company is unaware of any specific government regulation that could negatively affect its business. However, because this industry niche is new and because there is a component of risk of loss to persons and property, the Company believes that there may ultimately be regulation affecting its projects on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely be at least include additional reporting requirements, potential project specifications or requirements and possibly even regulation of additional aspects of the industry.

There has been no active public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No active public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for listing of its common stock on NASDAQ as soon as possible. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on NASDAQ. Currently, the Company does not meet the NASDAQ listing requirements. If for any reason the common stock is not listed on the NASDAQ or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.

The Company does not intend to pay dividends on its Class B common shares to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends on its Class B common shares, and anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 200,000,000 shares of $0.000001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. To date 1,800,000 shares of preferred stock have been issued.

It is difficult to predict the Company’s financial performance, which may fluctuate widely.

The Company has not yet generated revenues and may never do so. If the Company does generate revenues, its quarterly results of operations are likely to vary significantly. A number of factors are likely to cause these variations, some of which are outside of the Company’s control. Some of these factors include (without limitation):

 • The acceptance by the transportation and infrastructure industry of the solutions that the Company offers;

• The amount and timing of capital expenditures and other costs relating to the expansion of the Company;

• The introduction of competing projects and solutions;

• Price competition or changes in the industry; and

• Technical difficulties or economic conditions specific to the Company or its business.

Our Executive Officers and Directors have limited Prior Experience Managing a Public Company

Some of our officers and directors have limited experience conducting managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.

Inability to Attract and Retain Qualified Personnel

ARMT management team currently consists of seven members. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Indemnification Requirements

ARMT may be required to indemnify, among others, the officers and directors for liabilities incurred in connection with the affairs of ARMT. Such liabilities may be material. The indemnification obligations of ARMT would be payable from the assets of ARMT, thus causing a material adverse effect on the Company’s operations.

Requirements to Maintain Proper and Effective Internal Controls

ARMT must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. ARMT must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify ARMT’s existing financial and accounting systems, take a significant period of time to complete, and distract ARMT’s officers and directors from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of ARMT’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair ARMT’s ability to operate our business. In addition, investors’ perceptions that ARMT’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on ARMT’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect ARMT’s reported financial results or the way we conduct our business.

Significant Costs of Operating as a Public Company

As a public company, ARMT incurs significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. ARMT’s management needs to devote a substantial amount of time to compliance issues. Moreover, ARMT’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

We are subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. We anticipate that such costs will be significant each year. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

While the Board of Directors has established an audit committee, we have also form a nominating committee and compensation committee. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.

The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

The following is the applicable provision of our by-laws:

 Deter litigation by investors reducing unnecessary costs of litigation

A plaintiff must plead non-exculpated claims against each particular director for a complaint to survive dismissal with respect to that director, regardless of the standard of review applicable to the transaction - The Supreme Court held that even if plaintiffs can plead facts supporting the application of the entire fairness standard to the transaction, and thus the allegedly interested fiduciaries were automatically subject to a duty of loyalty claim, it does not follow that all of the independent directors are also subject to such a claim.  As to the independent directors who enjoy the benefit of an exculpatory provision, plaintiffs must plead facts indicating that the director breached the duty of loyalty (i.e., he or she was interested in the transaction or otherwise acted in bad faith) in order for the claim against such director to survive dismissal.

Independent directors are entitled to the protection of the business judgment rule in controlling stockholder transactions unless the plaintiff pleads facts that the presumption should not apply - The Supreme Court stated that holding otherwise would "create more harm than benefit for minority stockholders" because independent directors would then be incentivized to avoid serving on special committees or to reject transactions "solely because their role in negotiating on behalf of the stockholders would cause them to remain as defendants until the end of any litigation challenging the transaction."

This opinion emphasizes that independent directors who fulfill their fiduciary duty of care should be free to approve a transaction that is in the best interests of the stockholders, even when such transaction involves a controlling stockholder.

The Company may have to expend assets and time in defending this adopted by-law when and if future claims occur.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect ARMT. Such regulations could increase the cost of operating ARMT and subject it to new regulatory filing or registration requirements.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Because you are Purchasing Class B shares of Common Stock of the Company, you May be in a Disadvantaged Position, as Compared to Holders of Class C and Class D Common Stock of the Company.

The Company may issue Class C a/k/a Equity Participation Dividend Shares (“EPDS”), with no voting rights, but has dividend rights, as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. While Class D a/k/a Equity Participation Shares (“EPS”), have no voting rights, they have profit participation rights. They are used by the Company for special purposes and may have payment priorities. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class C and Class D have no senior dividend rights over Class B. However, they have project specific preferences. In the event Class C or Class D shares are used to purchase or complete a project, the initial 7% of the net profits are distributed to the applicable class shareholders. Thereafter, the classes of stock share equally in any dividends.

Therefore, both the Class C and Class D shareholders may receive senior returns prior to the holders of Class B common stock, thereby decreasing the value of the Class B common stock.

Because you are Purchasing Class B shares of Common Stock of the Company, you May be in a Disadvantaged Position, as Compared to Holders of Class A Common Stock of the Company.

Therefore, class B common stock has voting rights of one vote to one share compared to Class A common stock has one thousand votes to one share. Holding Class B shares will never give you controlling voting power of the Company and you may be at risk.

Because we do not have an Escrow or Trust Account for Your Subscription, if we File for Bankruptcy Protection or are Forced into Bankruptcy, or a Creditor Obtains a Judgment against us and Attaches the Proceeds.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

Exchange Fluctuations May Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in infrastructure, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing May Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current controlling stockholder has no current intention to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about ARMT’s Business or if they issue an Adverse or Misleading Opinion Regarding ARMT Stock, its Price and Trading Volume Could Decline

The trading market for ARMT’s common stock will be influenced by the research and reports that industry or securities analysts publish about ARMT or its business, if any. Negative reports could have a negative impact on ARMT’s stock price.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Listing on the NASDAQ and/or Quotation by the OTCQB or the OTCPink

Companies listed on NASDAQ or quoted on the OTCQB or OTCPink must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price listing privileges on NASDAQ or quotation on the OTCQB or OTCPink. Assuming we are ever quoted on NASDAQ or the OTCQB, if we fail to remain current on our reporting requirements, we could be removed from NASDAQ or the OTCQB, as applicable. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market. Currently, the Company does not meet the NASDAQ listing requirements.

Changes in Tax Rules or Interpretations Could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to ARMT of undertaking the Offering. This could cause ARMT to lose money by doing the Offering and cause an investor to lose his or her entire investment.

Under new SEC rules we may be able to incorporate future documents by reference which will make it more difficult for investors to locate all of our filings.

The SEC has recently published a new interim rule which allows a public company which is current with its reporting obligations to be able to incorporate future filings into registration statements on Form S-1, such as the registration statement of which this prospectus forms a part.  Prior to the adoption of such rule, issuers using a Form S-1 had to file post-effective amendments to make required disclosures.  Thus, investors wishing to view information about the offering and the issuer could locate all relevant information in one location.  However, we will now be able to incorporate all such future disclosures into this filing thereby requiring interested persons to search multiple filings to view all information about us.  This extra effort may have a chilling effect on potential investors who may choose not to pursue an interest in us which could reduce market activity for our stock and make it more difficult for an investor in our stock to sell their shares.  We intend to take advantage of this new rule.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We hope to raise a maximum of $60,000,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($60,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, the Company would need $60,000,000, including capital raised in this offering. In addition, we expect to incur approximately $67,154 in other direct offering expenses, $100,000 in SEC reporting and compliance, $3,000,000 in operating and equipment, and $15,000,000 to maintain our general and administrative functions over the next twelve months. We are also hoping to set aside $19,050,000 for working capital. However, if we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken.

	If 10%	If 25%	If 50%	If 75%	If 100%
	6,000,000	15,000,000	30,000,000	45,000,000	60,000,000

Administrative	1,500,000	3,750,000	7,500,000	11,250,000	15,000,000
Marketing	420,000	1,050,000	2,100,000	3,150,000	4,200,000
Legal	100,000	250,000	500,000	750,000	1,000,000
Accounting	100,000	250,000	500,000	750,000	1,000,000
Title Insurance	25,000	62,500	125,000	187,500	250,000
Insurance	50,000	125,000	250,000	375,000	500,000
Land Purchase	800,000	2,000,000	4,000,000	6,000,000	8,000,000
Land Improvements	400,000	1,000,000	2,000,000	3,000,000	4,000,000
Corp. Headquarters	100,000	250,000	500,000	750,000	1,000,000
Executed Agreements (5)	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Operating Capital Reserve	1,905,000	4,762,500	9,525,000	14,287,500	19,050,000
Equipment Purchase	100,000	250,000	500,000	750,000	1,000,000
	6,000,000	15,000,000	30,000,000	45,000,000	60,000,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) If sufficient funds are not raised in this offering, or through revenues of the Company, these items may not be undertaken.

(3) If less than .01% of the Shares are sold the cost of the offering, in the event of a direct offering, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

(4) Equipment purchases are planned to be from major equipment companies.

(5) The Company will apply from this stock offering corresponding to amounts raised, as deposits on the original amounts of executed agreements the following:

Executed Agreement Amount

From Proceeds @ 100%

Penndel Land Co. a related entity

$40,000,000 Plus Shares

$ 2,250,000

HSR Technologies Inc. a related entity

$ 37,750,000

$ 2,250,000

Damar TruckDeck LLC a non-related entity

$ 500,000 plus shares

$ 500,000

The Company and non-related and related parties have amended their original agreements to reflect the payment structure based off 100% of the raised use of proceeds (Executed Agreements), and amounts will be prorated accordingly if less than 100% of proceeds are raised. The balance on the executed agreements shall be paid in full from the consulting fees and other related fees under the bond offering to Penndel Land Co. and HSR Technologies Inc. Damar TruckDeck LLC will be paid any balance due within one year. In the case of the related entity Penndel Land Co., the Company will pay in addition to the dollar amount 250,000 preferred shares and 200,000 common class “B” shares. In the case of non-related entity Damar TruckDeck LLC, the Company will pay in addition to the dollar amount 7,500 class “B” shares.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $60.00 per share was determined based upon a valuation report from Pro Advisor, dated November 1, 2016.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 1,000,000 Shares of Class B common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets, $11,162, less our total liabilities, ($22,830,070), divided by the number of Shares of Stock outstanding at the time of the offering. Based upon 1,087,438,587  issued and outstanding Shares of Common Stock and Preferred Stock on April 30, 2017, our net tangible book value per share was ($0.020984) per share.

The following table illustrates the pro forma per share dilution:

	April 30, 2017	Offering Sale
Stock Class	Issued and Outstanding	100%	75%	50%	25%	10%
Common A	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000
Common B	988,038,587	988,038,587	988,038,587	988,038,587	988,038,587	988,038,587
Common C	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000
Common D	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000
Preferred	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
Total Shares	1,087,438,587	1,087,438,587	1,087,438,587	1,087,438,587	1,087,438,587	1,087,438,587
Stock sold through Offering	0	1,000,000	750,000	500,000	250,000	100,000
Total Shares after Offering	1,087,438,587	1,088,438,587	1,088,188,587	1,087,938,587	1,087,688,587	1,087,538,587

Total Assets – April 30, 2017	$11,162	$11,162	$11,162	$11,162	$11,162	$11,162
Proceeds from Offering @ Net $55.80 per share	$0	$55,800,000	$41,850,000	$27,900,000	$13,950,000	$5,580,000
Total Liabilities –April 30, 2017	-$22,830,070	-$22,830,070	-$22,830,070	-$22,830,070	-$22,830,070	-$22,830,070
Net Tangible Assets	-$22,818,908	$32,981,092	$19,031,092	$5,081,092	-$8,868,908	-$17,238,908

Net Tangible book value per share after offering	-$0.020984	$0.030329	$0.017501	$0.004673	-$0.008156	-$0.015853

Net Dilution Per Share to New Investors		$59.9697	$59.9825	$59.9953	$60.0082	$60.0159

After giving effect to the sale of the maximum of 1,000,000 Shares being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $55,800,000 to $32,981,092 or $0.030329 per share

The following table illustrates the pro forma per share dilution described above assuming 1,000,000 Shares are sold:

1,000,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.020984

Pro forma net tangible book value per share after the offering	$0.030329

Dilution per share to new investors	$59.9697

After giving effect to the sale of 75% of the Shares (750,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $41,850,000 to $19,031,092 or $0.017501 per share.

The following table illustrates the pro forma per share dilution described above assuming 750,000 shares are sold:

750,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.020984

Pro forma net tangible book value per share after the offering	$0.017501

Dilution per share to new investors	$59.9825

After giving effect to the sale of 50% of the Shares (500,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $27,900,000 to $5,081,092 or $0.004673 per share.

The following table illustrates the pro forma per share dilution described above assuming 500,000 shares are sold:

500,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.020984

Pro forma net tangible book value per share after the offering	$0.004673

Dilution per share to new investors	$59.9953

After giving effect to the sale of 25% of the Shares 250,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $13,950,000 to -$8,868,908 or -$0.008156 per share.

The following table illustrates the pro forma per share dilution described above assuming 250,000 shares are sold:

250,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.020984

Pro forma net tangible book value per share after the offering	$0.008156

Dilution per share to new investors	$60.0082

After giving effect to the sale of 10% of the Shares (100,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $5,580,000 to -$17,238,908 or -$0.015853per share.

The following table illustrates the pro forma per share dilution described above assuming 100,000 shares are sold:

100,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.020984

Pro forma net tangible book value per share after the offering	$-0.015853

Dilution per share to new investors	$60.0159

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of:
1,000,000 Shares	Investment	Stock Ownership	%
Current Stockholders		1,087,438,587	99.9081%
New Investors	$60,000,000	1,000,000	0.0919%
Total Shares after offering		1,088,438,587	100.0000%

75% Offering of 1,000,000 Shares
Current Stockholders		1,087,438,587	99.9311%
New Investors	$45,000,000	750,000	0.0689%
Total Shares after offering		1,088,188,587	100.0000%

50% Offering of 1,000,000 Shares
Current Stockholders		1,087,438,587	99.9540%
New Investors	$30,000,000	500,000	0.0460%
Total Shares after offering		1,087,938,587	100.0000%

25% Offering of 1,000,000 Shares
Current Stockholders		1,087,438,587	99.9770%
New Investors	$15,000,000	250,000	0.0230%
Total Shares after offering		1,087,688,587	100.0000%

10% Offering of 1,000,000 Shares	Investment
Current Stockholders		1,087,438,587	99.9908%
New Investors	$6,000,000	100,000	0.0092%
Total Shares after offering		1,087,538,587	100.0000%

PLAN OF DISTRIBUTION

The Company is currently quoted on the OTCPink under the symbol “ARMT.” The Company fully intends to have the Shares listed on NASDAQ or quoted on the OTCQB. There is no assurance that such listing or quotation will take place. Currently, the Company does not meet the NASDAQ listing requirements. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained. We are offering up to a total of 1,000,000 Shares of Class B common stock in a best effort, direct public offering, by our officers and directors. We will initially sell the shares in this Offering exclusively through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as broker/dealers under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Our officers and directors may rely upon Rule 3a4-1 because (i) they are not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) they will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) they are not associated persons of a broker or dealer, (iv) they will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) they were not a broker or dealer, or associated persons thereof, within the preceding 12 months, (vi) they do not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

The offering price is $60.00 per share. The offering will terminate 24 months from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many Shares as possible up to the maximum offering amount of 1,000,000 Shares. There is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. In addition, we expect to incur approximately $100,000 in offering expenses.

Procedures for Subscribing in the direct public offering:

If you decide to subscribe for any Shares in this offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "Ameri Metro, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for Shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

The Business

The Company, and its wholly owned subsidiary Global Transportation and Infrastructure, Inc., plan to provide general contracting services and construction management services for private and public entities.

As the US and World populations are rapidly increasing and global Infrastructure is being surpassed in its ability to safely and adequately provide the effective transportation for sustainable economics, infrastructure is becoming inadequate and dilapidated. Governing authorities’ ability to keep up with preventative maintenance and replacement lacks funding. Studies have consistently shown that the development of infrastructure permeates economic growth. Lack of funding due to global financial crises have sent governments into restructuring their budgets and bail outs have further reduced the possibility for governmental funding.

The Company’s management team has recognized the need for a solution to curb the financial burden on governments and taxpayers alike.  The Company plans to use Private Public Partnerships as one of its methods of raising the substantial amount of capital needed for the projects it may pursue. .Due to scale and complexity of infrastructure finance much thought has been given by the Company to overall financial requirements, and the functionality of financial structure of the Company’s operations.

The Company Founder, Shah Mathias has organized and established three nonprofit corporations and is an independent consultant of a fourth nonprofit (ATFI) for the purpose of facilitating the development of the transportation systems

1.

Alabama Toll Facilities, Inc. (ATFI)

2.

Hi Speed Rail Facilities, Inc. (HSRF)

3.

Hi Speed Rail Facilities Provider, Inc. (HSFP)

4.

Global Infrastructure Finance & Development Authority (GIF&DA)

Alabama Toll Facilities Inc., High-Speed Rail Facilities, Inc., High-Speed Rail Facilities Provider, Inc. and Global Infrastructure Finance & Development Authority plan to take a comprehensive, intermodal approach to resolving the nation’s transportation crisis, without the necessity of increasing taxes at any level, or in any manner, by replacing public financing with private funding.

High-Speed Rail Facilities, Inc., High-Speed Rail Facilities Provider, Inc. and Global Infrastructure Finance & Development Authority are prepared to assume a large role with the Company. By bringing together the necessary technical and industrial components to begin work immediately once funding is obtained and contracts are executed for the future potential projects, the Company need not engage in costly, time-consuming pilot programs. Our team of experts is prepared to move expeditiously forward on the widest variety of fronts, from site selection, to trainset construction, to building cooperative ventures with ancillary components of the transportation and accommodation industries nationwide. The Company will take an intermodal approach to providing seamless service with a scale of economy. The Company’s paradigm anticipates a fundamental change in the manner in which passenger rail service will be provided. The high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations. The major elements of the plan would include:

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas;

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States;

•

Introduction of modern rail equipment operating at speeds exceeding 250 mph;

•

Provision of multi-modal connections to improve system access;

•

Improvement in reliability and on-time performance;

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations;

•

Acquiring new train equipment including train sets, including spares;

•

Communications Systems, and grade-crossing improvements;

These three entities will play a vital role in financing. The non-profits statutes provide a vehicle to issue bonds and help secure infrastructure projects. The non-profit entities have the discretion to turn over the infrastructure projects to the state or the governing body having jurisdiction after it has successfully developed and paid for the projects.

In order to support the functionality of financial structure and manage the development of specific projects, sixteen for profit entities have been formed by Shah Mathias, of which the Company owns 25% of each via non-voting common shares, with the remaining 75% (and 100% voting control) owned by Mr. Mathias:

1.

HSR Freight Line, Inc.

2.

HSR Passenger Services, Inc.

3.

HSR Technologies, Inc.

4.

HSR Logistics, Inc.

5.

KSJM International Airport, Inc.

6.

Port of Ostia, Inc.

7.

Port of De Claudius, Inc.

8.

Ameri Cement, Inc.

9.

Lord Chauffeurs LTD.

10.

Atlantic Energy & Utility Products, Inc.

11.

Penn Insurance Services LLC

12.

Cape Horn Abstracting

13.

Eastern Development & Design, Inc.

14.

Slater & West, Inc.

15.

Malibu Homes, Inc.

16.

HSRF Trust

At the present time, none of these entities have assets or operations, nor have any of these entities recognized any revenue.

1) HSR Freight line, Inc. This company will handle all services for use of track time and train sets for freight and provide freight forwarding services, for fee. For example HSR Freight Line, Inc. intends to offer high speed rail, freight forwarding and parcel handling services to existing national and global carriers. Carriers will be able to lease train sets with their trade logos and slogans in their own color schemes for fee schedule that varies depending on am, mid-day and pm time frames, in addition to toll fees for track time, similar to carriers paying tolls on turnpikes, for the faction of the cost as opposed to independently developing a freight corridor. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

2) HSR Passenger Services, Inc. This company will handle all ticketing, booking, reservations, food & beverage services, hotel booking and car rental booking services. HSR Passenger Service Inc. will offer concession space at the travel plazas, technology parks and develop motels, hotels, fast food restaurant establishments and convenience stores. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

3) HSR Technologies, Inc.  This company will handle all build to suit manufacturing facilities for train sets and centralized signalization services along the rail road tracks and train stations. Within the technology parks HSR Technologies, Inc. will be a sole provider of all fiber optics, telecommunication and all related technologies services including equipment maintenance.

A.

Maintenance for train engines, rail cars and rail track through a maintenance agreement with equipment lease holders.

B.

Total maintenance for all Industrial sites for assembly plants, train stations, train terminals, manufacturing plants, parts distribution centers, rail roads, rail crossings, rail yards, cargo terminals, parking lot, parking garages, hotel, motels, food and beverage vending machines, all retail shopping centers, office complexes and all on/off site improvements.

C.

The airline industry is congested throughout existing terminal space. The proposed KSJM International Airport in Alabama will offer services to eliminate burden on existing terminal space for airline carriers. Federal Aviation Administration (FAA) certified inspection stations to service the airline industry. Also providing marine services, oil platforms and petro chemical industry services due to proximity to the Gulf of Mexico. Also Federal Rail Administration (FRA) and America Public Transportation Association (APTA) structural safety specification inspection services for rail industry.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

4) HSR Logistics, Inc. This company will handle coordination, delivery and movement of all machinery equipment, material goods and will operate all warehousing facilities at:

1) HSR Freight Line, Inc.

2) HSR Passenger Services, Inc.

3) HSR Technologies, Inc.

4) HSR Logistics, Inc.

5) KSJM International Airport, Inc.

6) Port of Ostia, Inc.

7) Port of De Claudius, Inc.

8) Ameri Cement, Inc.

9) Lord Chauffeurs LTD.

10) Atlantic Energy & Utility Products, Inc.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

5) KSJM International Airport, Inc. This company formed to serve as a master airport facility. It will provide four types of airport terminals and one international airline inspection service terminal operated by HSR Technologies Inc.:

a)

Passenger Terminals, operated by HSR Passenger Services Inc.

b)

Air Cargo Terminals, operated by Port of Ostia, Inc.

c)

Corporate Jet Center Terminal, operated by Lord Chauffeurs LTD

d)

International Airline, FAA inspections maintenance service terminals, operated by KSJM International Airport, Inc.

e)

Domestic Airline FAA inspection maintenance service terminals, operated by HSR Technologies Inc.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

6) Port of Ostia, Inc. This company will handle foreign and domestic Air Cargo, and supporting ground services such as freight forwarding services will be provided by HSR Freight Line, Inc. and air and ground logistics will be provided by HSR Logistics, Inc. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

7) Port of De Claudius, Inc. This company will handle foreign and domestic inbound outbound sea container inland port operation and warehouse distribution center. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

8) Ameri Cement, Inc. This company will handle all cement needs for building (357 miles four lane) Alabama Toll Road "ATFl” and others future projects. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

9) Lord Chauffeurs LID. This company will operate passenger ground transportation car service limo and taxi, as well as the corporate jet center. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

10) Atlantic Energy & Utility Products, Inc. This company will provide electric, gas, water, sanitary sewer service, trash removal, cable TV, Dish network and internet services. Petroleum products and services will also be provided during and after construction, along with fuel services on the toll road, all industrial and technology parks, including the airport, inland ports and incoming and outgoing vessels. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

11) Penn Insurance Services LLC. This company will provide all insurance services to all entities and risk management services for related and unrelated entities. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

12) Cape Horn Abstracting. This company will provide all-land title examination services for all entities to insure against any pre closing and post-closing claims of ownership or deed restriction. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

13) Eastern Development & Design, Inc. This company will provide civil engineering and architectural services, with plans to have very strong cost control measures in place eliminating engineering and architectural cost overruns. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

14) Slater & West, Inc. This company will provide contract administration services and handles all work force human resource matters, providing background checks, loss prevention services, vendor invoice verification against goods and services provided, to clear invoice for payment. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

15) Malibu Homes, Inc. This company will provide residential home building services. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

16) HSRF Trust. This company is a statuary trust administrator of private and public funds and will safeguard the bondholder's interest. No money moves to any parties without trust authorization.

The major elements of the infrastructure projects would include:

Trade and Transportation Corridors

•

Development of container ports for Class C, D and E ships

•

Development of inland transportation corridors including new greenfield highways and railroads

•

Building of inland ports and multimodal transportation centers

•

Development of new urban centers along the new infrastructure

•

Development of ancillary facilities including airport (express service), distribution centers, and logistics centers.

High Speed Rail

•

Development of modern rail equipment operating at speeds exceeding 250 mph

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas

•

Track improvement, including replacement and upgrades, additional sidings, signal and communications systems, and grade-crossing improvements

•

Building of new greenfield routes

•

Construction or improvement of railroad grade crossings and passenger stations

•

Acquiring new train equipment including train sets and spares

Transportation Infrastructure

Development of new road systems to accommodate driverless cars and trucks, including electric cars and infrastructure to support the highway and rail systems that will be used in Trade and Transportation Corridors and the High Speed Rail Systems.

Supporting Ancillary Development

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States

•

Provision of multi-modal connections to improve system access, hotels, retail, parking garages, sorting facilities / distribution facilities

Supporting Transportation Systems

•

Ancillary development opportunities, airports, inland ports, sea ports, toll roads and technology parks

The following discussion outlines the steps that the Company anticipates that will occur in regard to the adoption and implementation of Trade and Transportation and a high-speed rail system by a regional or local municipality.  To date, the Company has not developed any rail systems.

The Company plans that it will prepare the feasibility and Investment Grade studies and locate contractors and manufacturers to complete work and provide cost estimates. Trade and Transportation corridors use technology well known to US contractors, however, because high-speed rail travel is already in-place in much of Europe and Asia, the Company anticipates working with European companies to furnish the high-speed equipment, such as locomotives and passenger cars.

The Company will put proposed contracts together with the supporting feasibility study, appraisals, cost/benefit analysis, TEMS study, transportation history and other data to create a complete regional project proposal.  The Company will then present such project proposals to the municipalities (state or local) as a complete and finished project. The local or regional municipality will then independently analyze and discuss the Company's proposal.  If accepted, the Company anticipates that, upon approval, the local municipality will effectuate a bond offering for the funding of the different projects.  The Company anticipates that the projects will be financed by bonds or indentures offered by sponsored or affiliated non-profit organizations of the applicable local or municipal government or agency.  Such non-profit entities may also be affiliates or companies related to the Company.

Once a proposed Trade and Transportation or high-speed rail project is accepted and a financing bond issue is effected by the municipality, the Company will act as the project manager and oversee the entire project including not only the development of the project but its continued operations as well. The Company will also serve as the main central point for coordination of and between the municipalities, contractors, and operators of the project and once established, the rail system.

Hi Speed Rail Facilities, Inc.

In 2010, the Company entered into an agreement with HSRF (one of the Company's related nonprofit companies) The Company per agreement will be responsible for construction of projects while the nonprofit will be responsible for financing construction and operation of various high speed rail and related projects across the United States. HSRF is designed to focus on the building of train tracks and stations.  Pursuant to the agreement between the Company and HSRF, the Company will act as the agent and representative of HSRF to perform all required tasks and actions to develop and construct such projects. The Company anticipates that having this agreement in place and by having HSRF already organized will expedite the process of commencing a project once the Company designs and develops and secures or raises funds to commence a project upon approval of this registration Statement. Material aspects of the agreement are presented below in the “Business Plan” section.

Hi Speed Rail Facilities Provider, Inc.

In 2010, the Company entered into a written agreement with HSRFP (one of the Company's related nonprofit companies). The Company per agreement will be responsible for construction of projects while the nonprofit will be responsible for financing construction and operation of various high speed rail and related projects across the United States. Pursuant to such agreement between the Company and HSRFP, the Company was appointed as the agent and representative of HSRFP to perform all required tasks and actions to develop and construct such projects. HSRFP was organized to provide a vehicle to issue bonds and help secure infrastructure projects for the Company, focusing on facilities ancillary to the high speed rail, such as rail yards, rail assembly plants maintenance facilities. The Company anticipates that having this agreement in place and by having HSRF already organized will expedite the process of commencing a project once the Company secures approval of this registration Statement. Material aspects of the agreement are presented below in the “Business Plan” section.

ING Investment Management

Each of the nonprofits has entered into an investment management agreement with ING Investment Management to manage any funds raised in bond offerings and to provide its investment advisory services.  This non-binding agreement would only take effect upon the raising of revenue bonds, which to date has not occurred.  ING Investment Management would serve to invest, reinvest and supervise the management of any such funds raised, for any project in the future, while such funds were held in an investment account and until use for the intended funds are needed for project purposes. The Company and the nonprofits, have not commenced raising funds through any bond offerings.

Supporting Information

To support the Company’s business plan, the United States Census Bureau predicts that the American population will reach 420 million by 2050, a trend that will overwhelm our nation’s transportation infrastructure.

Current estimates suggest that overall freight demand will double over the next 40 years from 15 billion tons today to 30 billion tons. The number of trucks on the road is also expected to double. Already under unsustainable strain, the nation’s freight transportation infrastructure and highways will face even greater challenges as the total volume of freight increases.

Extensive infrastructure expansion, such as new ports, trade corridors and high-speed rail (HSR), is critical if rail and road transportation is to help mitigate problems associated with rising fuel costs, crowded highways, and greenhouse gas emissions. Population growth and development in the U.S. have made our nation increasingly reliant on rail and highway infrastructure to transport people and freight.

Clearly, a strong, efficient freight transportation system is vital to the nation’s economy. Our already-strained and outdated railways must be upgraded to handle the projected increases in freight shipping to relieve congestion on our highways. We believe new trade corridors are needed to support the changes in marine shipping that will need new ports and infrastructure and that new high speed rail routes are needed to increase connectivity between US cities to support the emerging new economy..

Company Focus

The Company recognizes the $57 Trillion Dollar Infrastructure Market as identified in McKinsey’s report, the need and demand for alternative transportation such as, high speed rail, sea ports, intermodal ports and toll roads. In addition, Boeing reports and Society of Civil Engineers reports identify the need for more efficient port operations and infrastructure projects to be completed to satisfy the demands and growth of the United States. It is increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels and to improve its infrastructure and transportation systems for global competiveness. The Company’s intention is to profit from such opportunities and has structured itself to be the leading provider of such services in the United States and globally.

The Company is focusing on the following means to create efficient freight transportation:

?

Increase port capacity to increase our nation’s ability to distribute goods, making us more competitive in the global economy.

?

Develop larger, rail-served, inland distribution centers that will encourage more efficient movement of goods and create more capacity at ports.

?

Permit increased volume and speed of inland heavy freight, allowing inland distribution points to expand into larger, national service hubs and promote economic growth.

?

Develop profitable high speed rail for the fast movement of people and goods.

The Company’s assets will consist of five critical areas of ownership agreements and expertise, as well as specific facilities and product patterns (note that this is all dependent on the Company raising a substantial amount of capital in order to begin a project or projects). The key areas are –

I.

Potential Future Projects - Listed and briefly explained in the “The Business Plan” section.

II.

Manufacturing of industrial products to be used in infrastructure projects. Listed and briefly explained in the “The Business Plan” section– HSR Technologies Inc. Manufacturing Site Project.

III.

Franchise Opportunities – emanating from ancillary development associated with infrastructure projects.

IV.

Partnership Alliances and Agreements

V.

Management team

Franchise

If we are successful in raising funding for and in working on Trade and Transport Corridors and High Speed Rail Corridors, we believe it is likely that those projects will result in significant franchise operations. These include –

➢

Fuel: The Company could franchise fuel and energy for vehicles moving in the corridors it develops.

➢

Corridor Centers for Food/Restaurants/Hotels: Food/restaurants and hotels may be needed at major intersections and terminal areas associated with the Trade, Toll and Rail corridors.

➢

Logistic Technology Applications: The Company may develop advanced High Speed operations for Truck and Rail freight and passenger operations. High Speed Truck Lanes, truck trains and automatic truck operations will be included in the Company’s Toll Roads. High Speed Rail Freight and Passenger operations with train speeds exceeding 250 mph may also be developed.

➢

Pipelines: Pipeline operations may be developed where appropriate to facilitate crude oil movements to coastal refineries from inland oil fields and facilities.

➢

Cable: Cable may be laid along the Company corridors to increase capacity for phone line operators.

➢

Parking: Parking facilities may be developed at critical network locations and at network nodes.

➢

Advertising: Advertising facilities may be developed as appropriate along the project corridors and key locations at Terminals and Facilities.

➢

Franchise Zones: The Company has developed a nationwide franchise Zone System that it will use with both projects and products. The franchise zone system allows the Company to recognize regional differences in pricing and franchising its market products.

Franchise Zones

ZONE 1: CA, NV, OR, WA
ZONE 2: FL, GA, NC, SC
ZONE 3: ME, NH, MA, RI, CT, VT
ZONE 4: DC, DE, MD, NJ
ZONE 5: NY, OH, PA, VA, WV
ZONE 6: AL, KY, MS, TN
ZONE 7: AR, IL, IN, LA, MO
ZONE 8: OK, TX

ZONE 9: IA, MI, MN, WI
ZONE 10: NE, MT, ND, SD
ZONE 11: CO, KS, NM, WY
ZONE 12: AZ, ID, UT

Partnership Alliance’s and Agreements

The following are independent expert/consultants that the Company expects to be working with once the substantial amount of funding it needs to raise for a project or projects has been raised:

INCHCAPE SHIPPING SERVICES (ISS) - PORT TRAJAN AGENT

Inchcape Shipping Services (ISS), in business since 1875, is one of the world’s leading maritime services providers. Through its proprietary network of some 290 offices employing over 3,900 people across 68 countries, ISS provides its customers with an unparalleled global resource delivered locally and tailored to each customer’s individual needs.  It is an independently owned and managed company not under the control of the Company. Its diversified customer base includes clients across the oil, cruise, container and bulk commodity sectors, and it is engaged in serving naval, governmental and inter-governmental clients. Additionally, ISS provides landside commercial and humanitarian logistics, transit, offshore support and other associated marine services. ISS also provides a growing range of outsourcing services. These include global crew and marine spares logistics; port agency management and commercial representation; and sophisticated Enterprise Resource Planning solutions through its subsidiary ShipNet and other associated organizations.

The Company engaged Inchcape Shipping Services as its freight operations and managers of its freight cargos at ports and inland ports. ISS has 3,900 employees worldwide to provide freight management services, shipping logistics, and freight cargo handling.

AIRPORT SERVICES

The Company is in the process of developing agreements for four types of airport services at potential future airport projects (such as KSJM airport).  These include:

•

Passenger Terminals

•

Air Cargo Terminals

•

Corporate Jet Services

•

Foreign Airline FAA Inspection Maintenance Service Terminals

The Company has had discussions with several air service providers, and would expect to be able to announce a partnership alliance once the Port Mobile Trade and Transportation Corridor (Port Trajan) moves forward.

EARTH MOVING AND ROUTE (HIGHWAY/RAIL) GRADING

The development of the Company rights-of-way will involve considerable earth moving and route grading requirements. Once a substantial amount of capital is raised and the Company is able to move forward with a project or projects, the Company plans to enter into agreement with a major equipment supplier for vehicles to meet its construction needs. Specifically, The Company will contract for earth moving equipment once the initial Mobile Trade and Transport Corridor (Port Trajan) moves forward.

TRANSPORTATION ECONOMICS & MANAGEMENT SYSTEMS, INC. (TEMS)

TEMS is a specialist firm with expertise in Business Planning for Trade Corridor/High Speed Rail projects. TEMS will provide Investment Grade Studies and Business and Financial Plans, for use with Wall Street investment banking firms. TEMS, a global transportation consulting firm, has considerable trade corridor and high speed rail experience. The Company has a current working agreement with TEMS to provide consulting services.  Principals of TEMS include:

Alexander Metcalf, PhD – (Planning) Transportation Economics & Management Systems, Inc.

Dr.  Alexander Metcalf, President of TEMS will serve as Project Director for ARMT Investment Grade studies. Dr. Metcalf personally directs all projects at TEMS and has built the firm’s reputation based on professional product and close client interaction. Dr. Metcalf is a professional transport economist with 30 years of freight and passenger planning experience. Previously, Dr. Metcalf was Chief Economist for British Rail and was responsible for the planning of a number of major rail freight passenger and port projects including the East Coast Main Line ($8 Billion), Channel Tunnel ($16 Billion), as well as the West Coast 125HST program ($5 Billion). His recent projects include the Panama Canal-ACP, Great Lakes and St. Lawrence Seaway New Cargoes/New Vessels Market Assessment-USDOT, Port Freeport-SH 36A Rail Corridor Study, Alameda Corridor-Port of Los Angeles, Great Lakes Trade Study-Transport Canada, Great Lakes Bulk Ships Cost Benefit Study, USDOT Channel Tunnel Freight Corridor Project-Transmark, North American Ports Model-Goldman Sachs, and Northeast Corridor Freight Market Study-UBS Paine Webber.

Dr. Metcalf’s recent high speed rail projects include Northeast Corridor High Speed Rail Study, Detroit-Chicago EIS Tier 1 Demand Forecasting Study, Atlanta-Charlotte EIS Tier 1 Operations Planning, Hampton Roads High-Speed and Intercity Passenger Rail Vision Plan, Rocky Mountain High-Speed Rail Business Plan Study, Tri-State III High-Speed Rail Study, VIA Rail Feasibility Study and Business Plan, Minneapolis-Duluth/Superior High-Speed Restoration of Intercity Passenger Rail Service - Comprehensive Feasibility Study and Business Plan, Ohio and Lake Erie (Ohio Hub) Regional Rail System, Midwest Regional Rail System, Florida Intercity Passenger Rail Business Plan, Alberta High Speed Rail Investment Ridership Study.

Dr. Metcalf was Chair of the European Freight Movement Study Technical Committee that was carried out by the European Community (EEC) and a member of the Steering Committee for the EEC European Passenger Transport Study. Dr. Metcalf has completed studies for the Investment Banks, World and Asian Banks, as well as Federal and State governments across the US.

Education

PhD/1974/London University/ Transport Economics

B.S./1968/London University/ Economics

Key Personnel: Dr. Metcalf will be supported by two key individuals –

Dr. Edwin “Chip” Kraft, the Director of Transport Operations at TEMS brings more than 25 years of expertise in passenger and freight transportation planning systems. Dr. Kraft has led operational, logistics, financial and planning studies, as well as management system development projects. He is currently the lead developer for the CSX Railroad, Yard of the Future project. He will lead the transport operations planning work for water, truck, and railroad analysis.  Dr. Kraft’s projects include the Great Lakes Bulk Ships Cost Benefit Study, Great Lakes and St. Lawrence Seaway project, USDOT five corridor freight transportation analyses, Panama Canal Demand Study, and the Hamilton Ontario Container Port Study, the Yard of the Future for CSX Rail, SH 36A Corridor Study for Port Freeport. His high speed rail projects include Atlanta-Charlotte, Hampton Roads-Washington corridor, Northeast Corridor, Chicago-Twin Cities, and Florida Statewide High Speed Rail Study.

Education

PhD/1998/University of Pennsylvania/Systems Engineering

MS/1983/University of Pennsylvania/Civil Engineering

BS/1982/University of Pennsylvania/Civil and Urban Engineering / Economics

Dr. Yang He is Senior Transportation Analyst with TEMS' and leads the system modeling and analysis team. With more than 12 years’ experience, he has been involved in the development of the TEMS’ software development, in particular the development of the COMPASS™ passenger rail model.  He will be responsible for database development, traffic and revenue, and capacity analysis for the studies. Dr. Yang has also developed the latest versions of the GOODS™ model and its update to incorporate the latest Decision Choice models. Dr. He’s freight projects include the Great Lakes Bulk Ships Cost Benefit Study, Great Lakes and St. Lawrence Seaway project, USDOT five corridor freight transportation analysis, Panama Canal Demand Study and software, and the and SH 36A Corridor Study for Port Freeport. His high speed rail projects include Hampton Roads, Chicago-Detroit, Chicago-Twin Cities, Atlanta-Birmingham, Rocky Mountain High Speed Rail Study Business Plan, and Northeast Corridor High Speed Rail Study.

Education

PhD/2007/University of Arizona/Systems and Industrial Engineering (minor in Management Information Systems)

MS/2002/University of Arizona/Systems Engineering

BE/1998/University of Beijing/Engineering Management

Recently, a preliminary analysis by TEMS suggested that because of the opening of the Panama Canal and because Mobile is one of the only two Gulf Ports that can facilitate the large container vessels that need 50 feet of water, the toll road would become part of a Mobile Trade and Transportation Corridor. As a result, an evaluation should be made of extending the corridor north along the west side of the Appalachian Mountains, (project Appalachian Regional Commission # 3) a region that is today served by West Coast Ports. To assist the Company in completing an investment grade study for the corridor, the following research/review team has been assembled to assess the analysis by Transportation Economics & Management Systems, Inc. (TEMS).

Mobile Intermodal Corridor, Research Review Team

Team Member

Affiliation

•

Dr. Mark Burton, PhD

University of Tennessee

•

Dr. David Clarke, PhD

University of Tennessee

•

Mr. Rick Tucker

Port of Huntsville, AL

•

Mr. Jimmy Lyons

Port of Mobile, AL

•

Dr. Craig Phillip, PhD

Vanderbilt University

•

Dr. Ted Grossardt, PhD

University of Kentucky

•

Mr. Kent Sowards

Marshall University

•

Dr. Mike Hicks, PhD

Ball State University

•

Mr. Scott Hercik

Appalachian Regional Commission

The purpose of this investment grade study by TEMS is to evaluate the potential for developing the Mobile Trade and Transport Corridor, as an adjunct to Port Mobile to serve as a major container port for a hinterland corridor between the Appalachians in the east, and the Mississippi in the west, and stretching as far north as the markets of mid-America including Ohio, Indiana, and Illinois. The area is largely served today by West Coast Ports that rely on relatively expensive rail and truck shipments to these inland markets, but are low cost due to the large ships that can access West Coast Ports. With the opening of the Panama Canal, and the access of large ships to the Gulf of Mexico, the Mobile corridor has the potential to provide a less expensive and more effective way of serving these markets.

The reason for this is that the Port of Mobile is one of the very few ports on the gulf and the east coast of the US that can serve the very large ships (50 foot depth) that will be able to access the gulf and east coasts with the opening of the Panama Canal. Once the Port is dredged, this will reduce the Maritime costs to the Port of Mobile significantly (i.e., 50 percent) and shift the competitive balance from West Coast Ports to the Port of Mobile.

THE COMPANY’S MANAGEMENT TEAM CONSISTS OF

SHAH MATHIAS – FOUNDER

Shah Mathias founded the Company and leads its Merger & Acquisitions and New Business Development team.  Mr. Mathias served as Chief Executive Officer and President of the Company. He served as the President, Treasurer and Secretary of Yellowwood Acquisition Corp. since April 17, 2012. In 2002, he started PennDel Land Co., and majority shareholder. He serves as Chairman and Secretary of Hi Speed Rail Facilities, Inc., Hi Speed Rail Facilities Provider, Inc. and Global Infrastructure Finance & Development Authority Inc.  Mr. Mathias has an extensive background in real estate and property development. Beginning in 1988, he commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation underwriting loans under his own name and selling such loans on the open market. By 2000, his company had underwritten more than $1 billion in loans. He served as Director of the Company since June 12, 2012 to April 2014. He served as a Director of Yellowwood Acquisition Corp. since April 17, 2012 to April 2014. Mr. Mathias received his education at Penn State Institute of Technology.

J.  HAROLD HATCHETT, III – CHIEF FINANCIAL OFFICER

J. Harold Hatchett, III, as the Company Director and Chief Financial Officer has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career. He has recently served as Group Managing Partner and CFO for OCTCET Inc., from 08/2012 to present. Mr. Hatchett served as Shell CFO of Upstream Americas, from 04/2011 to 05/2012; Shell COO Business Services, UK from 04/2000 to 07/2003. Shell VP Investor Relations Americas, from 10/2003/ to 06/2011; and Shell VP External Engagement Strategy, from 07/2011 to 04/2012.

Harold serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University. He is a Board of Directors member of the Executive Leadership Council. Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer. He is of graduate Longwood University, BS, Finance & Accounting.

RONALD N. SILBERSTEIN – CHIEF OPERATING OFFICER

Ronald N. Silberstein, as the Company Chief Operating Officer and a Director. Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, was previously Managing Member of the Silberstein Ungar, PLLC CPA firm, from 08/2010 to 07/2014 and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years.  He has been managing member of Alron Group, LLC, a business consulting firm, from January 2016 to present. He is a 1979 graduate of the University of Michigan’s Stephen M. Ross School of Business.

JOHN W. THOMPSON - GENERAL COUNSEL

John W. Thompson serves as Director for the Company and Chief Legal Counsel.  Mr. Thompson was a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017, and hee retired before the end of his last term on May 31, 2015.  Mr. Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

FINANCIAL COUNSEL

Special Financing Counsel

Scott Dietterick, Esq.
James Smith Dietterick & Connelly, LLP.
Hershey, PA

Company’s Security’s Counsel

Matthew McMurdo, Esq

New York, NY

Infrastructure Counsel for (ATFI) Alabama Toll Way Facility

William Sundstrom, Esq.

Robert Brannan, Esq
Sundstrom & Mindlin
Tallahassee, FL

Special Securities Counsel

Jim Cassidy, Esq
Cassidy & Associates
Washington, DC

Special Tax Counsel (ATFI) Alabama Toll Facility Inc.

Belinda France, Esq
France Law Firm
Tallahassee, FL

Special Financial Partnership Alliances to the Company

Susquehanna mortgage banker Corp
ING Investment Management Co.  Asset Manager
Penn Venture Capital, Inc.

The Business Plan

The Company is focused on development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads. The Company will act as the general contractor to manage the development of manufacturing facilities for composite rebar, rail road ties and Damar TruckDeck LLC products, in addition to fiber optic lines, any and all utilities whether underground or overhead, any and all outdoor advertisement signage, travel plazas, natural gas pipelines, distillate pipelines, motels, hotels, sewer, power grids, cell phone towers, earth stations, fast food and restaurant establishments, shops and other aspects of construction, technology parks, town centers, together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users pertaining to any project secured by any affiliate entity or nonprofit entity.

The Company and/or its affiliates are responsible for securing the above mentioned projects through meeting with the government, as well as civilian and commercial end users, and structuring the financing through one or more of the nonprofit entities, then managing the cost and time line of the projects through completion, utilizing the affiliate entities listed below of which the Company has a non-controlling twenty five percent ownership interest.

As to the relationship of affiliated entities, the Company holds 25% of non-voting non-controlling shares under certain license agreements with affiliated entities. The material aspect of the opportunity license agreement is related to voting rights of the shares. Mr. Mathias holds 100% of controlling interest of affiliated entities and 75% of the shares. Upon securing the end user by the affiliated entity, the Company, per the consulting agreement, will act as general contractor and will also advise how to best serve the end user in completing their project. The Company’s facilitation is limited to assisting the introduction of certain trade’s project package, including appraisals, estimates, obtaining contracts and sub-contractors, for the development of the facilities and infrastructure projects. The Company will assist the affiliated entity at a cost plus up to forty percent fee, for presenting the complete project, working as project supervisor and coordinator between non-profit entities and affiliate entities. The Company will act as super general contractor per master construction agreement.

The debt offering for the projects of government, civilian and commercial end users as mentioned above will be borne by any one or more of the related affiliated entities, who intend to approach the nonprofit entity or entities, with a particular project that is in need of being funded via bond offerings on behalf of the end user. Also the debt offering for the projects of government, civilian and commercial end users as mentioned above could be borne by one of the nonprofit entities or entity themselves, who have been approached directly by government, civilian and commercial end users with a particular project that is in need of being funded via bond offerings. The nonprofits and certain affiliate entities collectively have identified projects requiring a substantial amount of capital and, therefore, have master bond indentures available for funding government, civilian and commercial end user projects.

The affiliate entities acting as subcontractors to the Company, provide a way to manage costs and unnecessary change orders that normally plaque the construction industry and they will also bear the liability as subcontractors of the project protecting the Company by agreement with the nonprofit. The Company, will have the right to end its relationship with the affiliate entity(s) if the best interest of the Company, nonprofit or government, civilian or commercial end user is endangered.

The Company envisions that, as a substantial amount of capital gets raised, some of the potential future projects (as well as additional projects not yet identified) will be secured contractually. The Company will than act as consultant and general contractor and work with outside companies and/or one or more of its affiliated entities, nonprofits and government, civilian or commercial end users, to arrange remaining funding for the project. The Company also expects to have some influence over the affiliate entities acting as subcontractors in terms of controlling initial cost estimates that will turn into sub-contractor agreements with the affiliate entities per scope of work relating to the project. The key component to this relationship is that the Company and the affiliate entities have a shared interest in providing bond holders and the end users a positive outcome. The Company and the affiliate entities will work together to ensure the best costs are secured in the market place so the project is successful.

 Even though the entities are related parties and the Company holds 25% of the shares and Mr. Mathias holds 75% of the shares, the Company and its management team plan to hold the affiliates accountable when bidding on and working on a project.  Should an affiliate not perform up to expected standards, or not be the best choice to work on the project due to pricing, geographical, or logistical issues (among others), the Company would receive bids from other qualified sub-contractors for the project work. The Company’s business model is based on competent employees, structurally sound organizational systems and profitable products and services. The Company plans to mitigate the risk of the related party endangering the profitability of a project through its consulting services agreement and daily project related interaction between the Company’s workforce and any given related party’s workforce. Although Mr. Mathias owns 75% of each related party (affiliate entity), he will have qualified executive teams managing these entities on a daily basis without his interference, working directly with the Company’s executive team and their organizational staff on each project.

The Company will provide construction services for fees according to contractual agreements between the four nonprofit entities and affiliate entities.

Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, has established the previously mentioned sixteen (16) affiliated entities with which to effect the transactions and development of the potential future projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road project, elaborated on below.

The Company has developed a mechanism for its sustainability and as to conducting contractual relationships with each affiliated entity(s) to maintain its independence and risk mitigation. The mechanism for its sustainability is the Executive Team of the Company is free to end and replace with another entity unrelated to the Company in terms of its relationship with any affiliate entity if cost control overruns or time tables are not being controlled in accordance to industry standards, that satisfies the Company, while performing duties related to projects secured from government, civilian or commercial end users. In addition, the liability risk is shared among the related entities and the Company instead of falling completely on the Company.

Below are the three steps the Company plans to use in interfacing with the affiliate entities:

Step 1 - as consultant for fee

Step 2 - as provider for construction management services for fee

Step 3 - as a 25% shareholder (post construction operations revenue)

The Company has been in joint meetings with affiliate entities and private entities, public municipalities and regional governmental agencies. The Company and affiliate entities met with and made presentations to these parties, associated with projects it intends to be the general contractor to develop, relating to sea ports, airports, rail corridors, toll roads, inland ports, intermodal facilities, sewer, water and power grids, all being anticipated to be revenue producing projects.  However, in order to proceed on any of these potential future projects, a substantial amount of capital must be raised.

Brief Descriptions of Potential Future Projects (subject to raising a substantial amount of capital)

1.

Port Trajan Project

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement.

The Project consists of two phases, Phase One - a dry closing with no funds being disbursed, was scheduled for September 21, 2016 (“Phase One”) later changed by amendment to October 14, 2016 and Phase Two – originally planned to take place on or before August 31, 2017, but now pushed back to a yet-to-be-determined date. Phase One consists of land purchase and onsite /off site improvement and Phase Two consists of vertical construction of buildings and apparatus, its estimated cost, for both Phases, is Two Billion Dollars ($2,000,000,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services.  A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company are expected to be $66,719,514.

2.

Alabama Toll Road (ATFI) Project

Alabama Indenture Agreement- On December 1, 2010, ATFI entered into a Master Trust Indenture agreement with HSRF Statutory Trust as Trustee, which has agreed to serve as the trustee for a bond offering of up to $7,000,000,000 of ATFI Revenue Bonds once it determines to effect such an offering if ever. The Alabama Indenture indicates that the developer for the project will be GTI Inc.  In April 2012 the Alabama Indenture was amended to reflect a Master Indenture of $20,000,000,000.  The Master Agreement provides the basic terms and conditions of any bond issuance such as use of an escrow agent, rights of bond holders, sale of bonds, etc.

The Company acquired from Penndel Land Company (majority owned by Mr. Mathias,) the contract rights to a construction agreement with ATFI, a non-profit company supported by the State of Alabama, to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456, as project developer for such a toll road and on which Mr. Mathias served as one of its four directors. When the Company secures financing from this offering, ATFI plans to effect a bond offering to purchase the land on which the toll road is to be located.

3.

Appalachian Regional Commission (ARC) Project

The Company, in meetings with the ARC board, has made available to them through Global Infrastructure Finance & Development Authority, Inc., funding to assist in meeting ARC strategic planning goals.

A Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. with cooperation of High Speed Rail Facility Inc. (HSRF) statutory trust, as trustee relating to any project forth coming out of the thirteen state region through revenue bonds can offer to raise $34,000,000,000 to ARC and the related states, through HSR Freight Line Inc. and HSR Passenger Services Inc., affiliate entities, for the Appalachian Regional Commission corridor projects.

The Company will also work with its transportation consultant, TEMS, to complete within the ninety day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction.

4.

Atlanta-Louisville-Birmingham-Jacksonville Project

The Company, through its consultant TEMS, has estimated the cost of the project at $3,000,000,000 on behalf of Hi Speed Rail Facilities, Inc., a nonprofit entity related to the Company. The nonprofit has the legal right to develop this corridor as a high speed rail connection between the cities. The aim would be to provide high speed frequent rail service that would provide improved mobility for people and goods and at the same time provide an operating profit. The project would be developed as either a freestanding enterprise or a public-private partnership (PPP) with an array of public and private support for the project.

A Master Trust Indenture through Hi Speed Rail Facilities, Inc. a nonprofit related party with cooperation of HSRF Statutory Trust, as trustee, relating to, High Speed Rail and Ancillary Projects Revenue Bond, through revenue bonds can offer to raise $20,000,000,000 through Hi Speed Rail Facilities, Inc. direct issuer of revenue bonds. The Company will also work with its transportation consultant, TEMS, to complete within the ninety day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction.

5.

Florida-Alabama TPO Project

The Company’s consultant, TEMS, evaluated the potential for implementing a high-speed rail service to connect St. Petersburg with Orlando. The future extension of the service to Miami (Phase II) was examined at a lesser level of detail. TEMS provided ridership and revenue projections, as well as operating and maintenance estimates for four different technologies and nine route alternatives. TEMS also completed the financial and economic analyses and assessment of the feasibility of the system. TEMS’ analysis served as the basis for the evaluation of high-speed rail in Florida by the state legislature and the governor.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, HSR Passenger Services Inc. an affiliate entity of the Company, relating to projects for Florida-Alabama TPO, through revenue bonds can offer to raise $1,500,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company’s wholly owned subsidiary, Global Transportation Infrastructure Inc. will act as general contractor as horizontal and vertical site improvements developer for HSR Passenger Services Inc. for Florida-Alabama TPO projects.

6.

Port Claudius (Greater Yuma Port) Authority and Trade Corridor Project

The Company has the developmental rights for a new port (Claudius) in the County of Yuma, Mexico and a trade corridor to be built through the Mexico-Arizona border in coordination with Federal Authorities and agencies to establish a foreign trade zone within Yuma County Arizona and developing business zones and the trade corridor through the region.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, Port of De Claudius, Inc. an affiliate entity of the Company and Port Trajan of Pa. “an international inland port” through revenue bonds can offer to raise $8,000,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company will act as super general contractor as horizontal and vertical site improvements developer for Port of Ostia, Inc. an affiliate entity of the Company for the project.

7.

Sarah Jewel Mathias International Airport (KSJM) & Port of Ostia Project

The Company has, via ED&D an affiliate entity, engaged Armstrong Consulting Inc., for the airport engineering and planning. Armstrong Consulting Inc. is an experienced airport planning and engineer design company. It will engineer and design standards from FAA AC150/5300-13 airport design and FAR PART 77.

The Company has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, KSJM International Airport, Inc. an affiliate entity of the Company through revenue bonds can offer to raise $15,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for KSJM International Airport, Inc. an affiliate entity of the Company for the project.

8.

Portus De-Jewel Mexico Project

The Portus De-Jewel Mexico development plan consists of 64 shipping/receiving berths at lengths of 15,000 ft. each.  The total number of ships berthed at one time is 320 mega ships. The water depth is constant at fifty five feet, the needed depth of water for mega cargo ships.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, Portus De-Jewel Mexico an affiliate entity of the Company through revenue bonds can offer to raise $40,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., direct issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for Portus De-Jewel Mexico a division of Port of Ostia, Inc. an affiliate entity of the Company for the project.

9.

HSR Technologies Inc. Manufacturing Site Project

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, HSR Technologies Inc. an affiliate entity of the Company through revenue bonds can offer to raise $25,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., direct issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for HSR Technologies, Inc. an affiliate entity of the Company for the project.

a.

Highway Composite Rebar

In February 2011, the Company issued an offer letter to HSR Technologies Inc. for purchase of future rebar products for cash of $4,750,000. The Company is also engaged in development of other transportation projects, specifically the development of a toll road in the State of Alabama Company in need of 400 million feet of Composite C- Rebar for the toll road project in the State of Alabama. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite C- Rebar.

b.

Composite Railroad Ties

On April 16, 2012 the Company entered into an agreement to purchase intellectual property from HSR Technologies, Inc. in exchange for $8,000,000 per country license. The Company issued 100,000 shares of common stock to secure contract rights. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite Rail Road Ties. The Company will use over 40 million Composite Rail Road Ties for its current opportunities. The Company also has the right to exploit the intellectual property in other world markets as well.

c.

Railcar/Locomotive Production Facility

HSR Technologies, Inc. entered into an exclusive Technology use agreement with US Railcar for exclusive use of DMU rail technologies and use of its know-how for manufacturing of train sets meeting the 49 CFR Part 238 compliant DMU in current revenue service, that meets or exceeds new Federal Rail Administration (FRA) and American Public Transportation Association (APTA) structural safety specifications.

The Company has agreed to purchase US Railcar rights from HSR Technologies for $25,000,000. The Company intends to use train sets in the future rail projects when the projects are funded. The Company also has the right to exploit the sale of train sets in other world markets as well.

d.

Damar TruckDeck:

The Company entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the Inventor/developer/manufacturer of Damar TruckDeck.

The intended use of these assets will equip the Company field construction vehicle fleets with the needed tool storage containment and hauling capabilities. The Company will also capitalize on the opportunity of marketing these products to the United States consumer market through existing relationships by Damar Corporation LLC and large big box retail chains.

The Company shall receive all rights and title to the patents, the TruckDeck system, and all related assets for a purchase price of $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of 7,500 shares of the Company’s common Class “B” stock. The cash portion is payable pro-rata based on the amount raised in this offering, with full payment due within one year of the successful completion of the registration statement for Company shares.

The Company intends to engage with HSR Technologies Inc. to manufacture the Damar TruckDeck products on the HSR Technologies manufacturing site.

Potential Port of Mobile Hinterland with Post-Panamax Max Ships

Ports
Freeport
LA/LB
Mobile
New York
Norfolk
Savannah
Seattle
cntry08
BELLEVUE
SPOKANE
BOISE
WEST VALLEY CITY
SALT LAKE CITY
PROVO
FORT COLLINS
ARVADA
WESTMINSTER
LAKEWOOD
AURORA
COLORADO SPRINGS
PUEBLO
SPRING VALLEY
NORTH LAS VEGAS
PARADISE
HENDERSON
RIVERSIDE
SAN BERNARDINO
MORENO VALLEY
PEORIA
SCOTTSDALE
PHOENIX
ALBUQUERQUE
AMARILLO
LUBBOCK
MINNEAPOLIS
ST. PAUL
SIOUX FALLS
OMAHA
LINCOLN
DES MOINES
CEDAR RAPIDS
KANSAS CITY
INDEPENDENCE
TOPEKA
OVERLAND PARK
WICHITA
SPRINGFIELD
TULSA
OKLAHOMA CITY
WICHITA FALLS
CARROLLTON
PLANO
FORT WORTH
MESQUITE
ABILENE
WACO
AUSTIN
SAN ANTONIO
HOUSTON
PASADENA
BEAUMONT
SHREVEPORT
LITTLE ROCK
LAREDO
CORPUS CHRISTI
MCALLEN
BROWNSVILLE
GREEN BAY
MADISON
MILWAUKEE
ROCKFORD
AURORA
CHICAGO
JOLIET
GARY
SOUTH BEND
GRAND RAPIDS
FLINT
LANSING
WARREN
ANN ARBOR
DETROIT
TOLEDO
FORT WAYNE
PEORIA
SPRINGFIELD
INDIANAPOLIS
DAYTON
COLUMBUS
CINCINNATI
ST. LOUIS
LOUISVILLE
EVANSVILLE
LEXINGTON-FAYETTE
CLARKSVILLE
NASHVILLE-DAVIDSON
KNOXVILLE
MEMPHIS
CHATTANOOGA
HUNTSVILLE
BIRMINGHAM
ATLANTA
ATHENS
JACKSON
MONTGOMERY
COLUMBUS CITY
MOBILE
BATON ROUGE
LAFAYETTE
NEW ORLEANS
METAIRIE
TALLAHASSEE
JACKSONVILLE
ORLANDO
CLEARWATER
TAMPA
ST. PETERSBURG
CAPE CORAL
PEMBROKE PINES
FORT LAUDERDALE
HIALEAH
MIAMI
SAVANNAH
AUGUSTA
COLUMBIA
CHARLOTTE
FAYETTEVILLE
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
CLEVELAND
AKRON
ERIE
PITTSBURGH
ALLENTOWN
BUFFALO
ROCHESTER
SYRACUSE
RICHMOND
NEWPORT NEWS
HAMPTON
PORTSMOUTH
VIRGINIA BEACH
ARLINGTON
WASHINGTON
ALEXANDRIA
BALTIMORE
PHILADELPHIA
ELIZABETH
PATERSON
STAMFORD
NEW HAVEN
WATERBURY
HARTFORD
SPRINGFIELD
WORCESTER
PROVIDENCE
BOSTON
LOWELL
MANCHESTER

Mobile Trade (ATFI Alabama Toll Road Facility Inc.) & Transport Corridor: Population and Required Linkage

Mobile Trade & Transport Corridor: Population and Required Linkage

Columbus, OH
(MSA: 1,994,536)
Indianapolis-IN
(MSA: 1,971,274)
Cincinnati, OH
(MSA: 2,149,449)
St. Louis, MO
(MSA: 2,806,207)
91 mi
114 mi
101 mi
261 mi
185 mi
Louisville, KY
(MSA: 1,269,702)
252 mi
265 mi
175 mi
Nashville, TN
(MSA: 1,792,649)
180 mi
Knoxville, TN
(MSA: 857,585)
Memphis, TN
(MSA: 1,343,230)
112 mi
113 mi
Huntsville, AL
(MSA: 441,086)
102 mi
Chattanooga, TN
(MSA: 544,559)
215 mi
59 mi
101 mi
Birmingham, AL
(MSA: 1,143,772)
Atlanta, GA
(MSA: 5,614,323)
Tuscaloosa, AL
(MSA: 237,761)
146 mi
59 mi
93 mi
Montgomery, AL
(MSA: 373,141)
195mi
168 mi
Total Population: 24,363,321
Total Length: 926 miles
Mobile, AL
(MSA: 415,123)
59 mi
Pensacola, FL
(MSA: 474,081)
Port of Mobile

               In carrying out its initial review, TEMS has already shown there is a prima facia case for the investment.  However, the review was based on an analysis using existing data and models including the Panama Canal Route Choice model and the National Ports model.  Both models need updating to 2015 to reflect the post 2008 recession economy and the latest changes in the development of the Panama Canal, US Ports, and marine economics.

 In addition, the preliminary study made a number of assumptions about the institutional structures that would be adopted by the Port and Railroads.  In the Business Plan phase these assumptions need to be evaluated and as appropriate adjustments made to accommodate the findings of direct discussions with the key stakeholders.

Finally, the upgraded market analysis and institutional assumptions will be used to develop a more detailed implementation plan, financial and funding plan, and economic cost benefit and impact plan. The financial and funding plan will develop the cash flows for the project, and the timing and sources of funds needed to complete the project. The economic analysis will show the benefits to the communities in the Trade and Transport Corridor. The analysis will produce both the Cost Benefit Analysis required by USDOT, as well as the economic impact for the region associated with job creation, increased income, property development, and tax base enhancement.  This can be used to develop community outreach in communities along the Alabama Toll Road corridor and at local and state level, to explain the costs and benefits of developing the corridor.

 For this Feasibility Study, TEMS will refine the more aggregate level of analysis that was used for the preliminary study. This will include updating the trade and traffic data that derives the forecasts, working to resolve institutional issues and ensuring the practicality of the proposed implementation process.

The Company plans to wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company also plans to work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify ATFI is a nonprofit non-related party to the Company as Global Transportation Inc. is a wholly owned subsidiary of the Company.

The Company, after the effectiveness of this Registration Statement to raise capital, will engage contractors by paying the mobilization fees to declare the contractors in the bond offering, pay for feasibility studies and investment grade studies, bond rating agency fees and also pay for the performance bond to insure the completion of the construction to protect the bond holders.

The Company will receive compensation from the bond proceeds at bond closing to reimburse the Company for its initial capital investment into the project. The use of proceeds identified in footnote (6) of the “Use of Proceeds” section of this registration Statement, will act as the initial capital investment into the Port Trajan project. The Company will than realize revenue, to sustain its continued growth and ability to get other projects started as in ATFI, by using its revenue as initial capital investment into projects, while always being reimbursed from the bond proceeds that follow other projects. As discussed earlier the sources of realized revenue for the Company are as follows, Construction Management fees, Consulting Fees and twenty five percent profit sharing from each of the related entities who are responsible for contracting by agreement, with the Company to do the work on the related entity(s) behalf per project they secure.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, KSJM International Airport, Inc. an affiliate entity of the Company through revenue bonds can offer to raise $15,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for KSJM International Airport, Inc. an affiliate entity of the Company for the project.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, KSJM International Airport, Inc. is an affiliate entity, while Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company.

Other Identified Potential Future Project Opportunities

PITTSBURGH TO PHILADELPHIA – The state of Pennsylvania is to create a Public-Private Partnership to take over High Speed Rail operations between Pittsburgh and Philadelphia. The project will seek to significantly upgrade the route and train speeds to create a profitable operation for the movement of people and parcels.

OTHER HIGH SPEED RAIL PROJECTS - The following High Speed Rail corridors have been evaluated by TEMS as being projects that can be developed profitably by the Company and its affiliate entities and nonprofit related entities, as a private sector or public-sector partnership projects.

	Corridor	Bus Plan	EIS	Cost to Develop	Time
1	Los Angeles-Phoenix-Las Vegas	X	X	$10-12 Billion

2	Hampton Roads-Richmond-Washington	✓	X	$7 Billion

3	Dallas-Ft. Worth-Houston-Austin	X	X	$15 Billion

4	Columbus-Cleveland-Cincinnati	✓	X	$4-6 Billion

5	Denver-I-25 Corridor	✓	X	$4-6 Billion

6	Calgary-Edmonton	✓	X	$2-3 Billion

7	New York-Washington	✓	X	$10 Billion

8	Toronto-Montreal	✓	✓	$4-6 Billion

9	Chicago-Detroit	✓	✓	$2-3 Billion

The Market

The Company believes that the United States suffers from an overburdened transportation infrastructure and that a fundamental overhaul of the dilapidated national transportation structure is needed according to Society of Civil Engineering reports (http://www.infrastructurereportcard.org/ ). The Company anticipates that it will be able to assist in this “fundamental overhaul” by providing both the hands-on expertise and investment resources to establish an intermodal grid comprised of transportation and support services extending to urban and outlying areas alike.

The infrastructure experts believe that there is a compelling need to revitalize America’s transportation infrastructure. As all levels of government are facing increasing economic crisis, the Company anticipates that such revitalization will be the result of public-private partnerships and alliances to create the basis for developing such an infrastructure. Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure.

The 2009 David R. Goode National Transportation Policy Conference held at the Miller Center of Public Affairs at the University of Virginia, outlined the compelling need to revitalize America’s transportation infrastructure and recommended that “Public private partnerships need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.” Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure. The same transportation conference also noted that, “Lacking a coherent vision for our transportation future and chronically short of resources, we defer new investments, fail to plan, and allow existing systems to fall into disrepair. This shortsightedness and under investment—at the planning level and on our nation’s roads, rails, airports and waterways—costs the country dearly. It compromises our productivity and ability to compete internationally; transportation users pay for the system’s inefficiencies in lost time, money and safety. Rural areas are cut off from economic opportunities and even urbanites suffer from inadequate public transportation options. Meanwhile, transportation-related pollution exacts a heavy toll on our environment and public health.”

Furthermore, the conference report was equally insistent on the need for private sector funding. In “Recommendation 8: Connecting the Dots,” the co-chairs wrote: “Resolving the controversy over private equity contributions to the transport system is essential to meet the nation’s pressing transportation challenges, as is recognizing the appropriate role of public-private partnerships (PPPs) in taking on those challenges.” They added, “PPPs need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.”

To resolve this crisis will require a massive infusion of capital. The National Surface Transportation Infrastructure Financing Commission, in its 2009 report Paying Our Way estimates the total shortfall between what is required and what is available, at all levels of government, just for maintaining the current system range from $134 billion to $194 billion per year for the period 2008 to 2035. If the goal is to improve existing transportation systems, the shortfall is even larger: $189–$262 billion per year over the same time period.

The main problem is that the funds to either maintain or improve existing transportation systems are simply not available from traditional sources. Taxpayers at all levels of government are loath to support any tax increases for infrastructure projects. New transportation systems are frequently discussed at all levels of government but the public funding for implementing such plans is usually non-existent.

Entry of the Company into the Market

The Company anticipates that it can offer a comprehensive, innovative approach to resolving the nation’s transportation crisis, and it proposes doing so without the necessity of the government increasing taxes at any level, or in any manner. In short, the Company suggests replacing public financing with private funding.

We believe the primary competitive barrier most companies face in attempting to impact the nation’s infrastructure crisis is that they approach the overall problem in disparate segments. For example, one provider proposes building railroad cars, while another proposes laying tracks. A third is interested in depots, while a fourth focuses on accommodations. None bring a comprehensive plan for full-funding to the mix. To improve on this, the Company will take an intermodal approach to providing seamless service with a scale of economy. For example, our high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations.

Competition

The Company may face significant competition from other companies that may be developing competing transportation systems.  The Company will, also face competition in the allocation of monetary resources from governmental agencies, at the local, regional, state and federal levels. The Company believes that government agencies will endorse its proposed plan for high-speed regional rail systems, but believes that, given the economic environment, there may be few or no funds available for such development.

 Due to expected U.S. federal budgetary constraints, project funding may need to come from private or public entities. On the heels of the Department of Transportation’s recent request for high-speed rail proposals, its Federal Railroad Administration received 132 applications from 32 states totaling $8.8 billion. That was more than three times the $2.4 billion available. During the first round of awards in the fall of 2009, applicants submitted more than $55 billion in project proposals. That was nearly six times the initial $8 billion available from the American Recovery and Reinvestment Act. Unfortunately, due to federal budgetary setbacks, as of 2016, very little of this has come to fruition.

Trading Market

While there currently is no market for the shares, a market maker has filed the initial Form 15c2-11 with FINRA.

Employees

In addition to the Chief Executive Officer, the Company has been accruing salaries for its employees, and has twenty six other persons who are working on behalf of the Company to assist in the development of its initial high-speed rail project. None of those twenty six people currently receive salaries or other compensation. The Company has also issued stock to individuals, for their consulting and professional services. At the time the Company launches its planned IPO, the Company will pay the accrued salaries to the employees.

Subsidiaries

The Company has one subsidiary, Global Transportation & Infrastructure Inc. (“GTI”) incorporated in the state of Delaware. GTI is a wholly owned subsidiary of the Company. The Company owns 25% of the outstanding shares, but the shares are non-voting, of each of the affiliated companies listed in the section “Related Companies”.

Reports to Security Holders

The Company is a reporting company pursuant to the Securities Exchange Act of 1934 and files with the Securities and Exchange Commission quarterly, annual, periodic and other reports.  The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests.  The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534155.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The Company was incorporated in the State of Delaware in 2010 and merged with Yellowwood Acquisition Corporation. On June 12, 2012. References to the financial condition and performance of the company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to financial statements of the Company.

Discussion of Year Ended July 31, 2016

For the year ended July 31, 2016, the Company had total operating expenses of $7,778,084 and a net loss of $7,791,722.

Related Party Note

As of July 31, 2016, $960,967 is due to the majority shareholder (2015 – $528,552), of which $508,531 is unsecured, non-interest bearing, and due on demand and $11,829 is past due with an interest rate of 3%, $57,767 is due December 31, 2016, with an interest rate of 3%, $95,600 was due on October 26, 2016 with an interest rate of 2%, and $107,240 is due on March 1, 2017 with an interest rate of 7% and $180,000 is due on demand, with an interest rate of 4%.  At July 31, 2016, accrued interest on this loan is $14,068 (2015 - $506).

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business. The Company is in the process of developing proposals for high-speed rail service.

From conception to present (the Company has entered into agreements to construct projects and has prioritized its project work load that will be implemented upon raising sufficient funds in this offering.

Going Concern

The Company has negative working capital and has not yet received revenues from sales of products or services. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of April 30, 2017, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

 Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this registration statement have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management's Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of April 30, 2017, due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company's internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.

As of April 30, 2017, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices.

2.

As of April 30, 2017, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of April 30, 2017, based on the criteria established in "INTERNAL CONTROL-INTEGRATED FRAMEWORK" issued by the COSO.

Change In Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year and the first nine months of our current fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This registration statement does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this registration statement.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company has not commenced its revenue producing operations and has not realized any significant revenue to date. The Company will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Share-based payments

The Company may issue shares of common stock to employees and non-employees for services.  Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The Company will estimate the fair value of stock options and warrants using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable.  This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options.  Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options.  Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our stock options and warrants.

The Company will estimate the fair value of shares of common stock issued for services based on the price of shares of the Company’s common stock sold in contemporaneous private placements of offerings on the date shares are granted.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Discussion for the Fiscal Years Ended July 31, 2016 and 2015

Total assets of the Company were $41,023 as at July 31, 2016 as compared to total assets of $2,101 as at July 31, 2015.  Total current assets at July 31, 2016 was $35,838 as compared to current assets of $nil as at July 31, 2015.

Total operating expenses increased to $7,778,084 for the fiscal year ended July 31, 2016 from $5,228,813 for the fiscal year ended July 31, 2015.  The increase was due to additional accrual of directors’ fees and officer payroll and increases in professional fees during the year ended July 31, 2016. Loss from operations was $7,778,084 for the fiscal year ended July 31, 2016 compared to $5,228,813 for the fiscal year ended July 31, 2015.

Liquidity: The Company has no continuous methods of generating cash other than the sale of its stock.

Capital Resources: The Company did not incur any capital expenditures other than the purchase of office supplies and computer equipment.

Results of Operations: The Company completed no sales and received no revenues since inception other than from the sale of its securities. The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the development of its business plan. As at July 31, 2016, the Company has a working capital deficiency of $16,319,435 and has accumulated losses of $21,850,223 since inception. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.

Discussion for the Three and Nine Months Ended April 30, 2017 and 2016

Comparison of the Three Months Ended April 30, 2017 and 2016.

 The Company has no source of continuing revenues and received no revenues for the three months ending April 30, 2017 and 2016.

For the three months ended April 30, 2017 and 2016, the Company had total operating expenses of $2,391,269 and $1,795,080, respectively and net losses of $2,396,215 and $1,796,272, respectively. The increase in operating expenses and net loss resulted primarily from increases in officer payroll and audit committee fees.

Comparison of the Nine Months Ended April 30, 2017 and 2016.

The Company has no source of continuing revenues and received no revenues for the nine months ending April 30, 2017 and 2016.

For the nine months ended April 30, 2017 and 2016, the Company had total operating expenses of $6,501,354 and $6,241,584, respectively and net losses of $6,516,258 and $6,243,590, respectively. The increase in operating expenses and net loss resulted primarily from reductions in professional fees and directors fees, offset by increases in audit committee fees and officer payroll.

Liquidity and Capital Resources

Our cash, current assets, total assets, current liabilities and total liabilities as of April 30, 2017 and July 31, 2016 were as follows:

	April 30, 2017	July 31, 2016
Cash	$ 371	$ 27,160
Total current assets	6,371	35,838
Total assets	11,162	41,023
Total current liabilities	22,287,975	16,355,273
Total liabilities	22,830,070	16,355,273

Cash Requirements

We had $3717 in cash and cash equivalents as of April 30, 2017.  Our cash used in operations for the nine months ended April 30, 2017 was $125,003. We had a net loss for the nine months ended April 30, 2017 of $6,516,258. We had an accumulated deficit of $28,366,481 at April 30, 2017. Our cash on hand is not sufficient to cover our monthly expenses and we continue to seek financing in the form of debt or stock sales to finance our operations. There can be no assurance the Company will be successful in these efforts.

Sources and Uses of Cash

Operations

For the nine months ended April 30, 2017, our net cash used in operating activities was $125,003, which consisted primarily of our net loss of $6,516,258, offset primarily by increases in accrued expenses of $6,386,436. For the nine months ended April 30, 2016, our net cash used in operating activities was $164,956 which consisted primarily of our net loss of $6,243,950 offset by an increase in accrued expenses of $5,332,867 and an increase in accounts payable of $773,409.

Financing

For the nine months ended April 30, 2017, our net cash provided by financing activities was $98,214, which consisted of proceeds from related party loans. For the nine months ended April 30, 2016 our net cash provided by financing activities was $220,567, which consisted primarily of proceeds from related party loans of $252,914 less repayments of related party loans of $32,619.

DESCRIPTION OF PROPERTY

The Company’s offices are located at 2575 Eastern Blvd. York, Pennsylvania 17402. Its telephone number is (717) 434-0668. The Company moved into these offices in February 2014.

LEGAL PROCEEDINGS

There are no threatened or pending legal actions against any of its directors /officers. None of our officers or directors have been a party to any material proceedings to which any director, officer or affiliate owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries for more than ten (10) years. The Company received lawsuit on June 13, 2017 by Estate of Robert A. Berry Esq. (decedent, Oct 22, 2015), plaintiff. The plaintiff asserted his claim for $50,000 and 11,000 common class “B” shares of Ameri Metro Inc. The Company in 2015 by resolution acknowledged and booked the liability of $50,000 and issued the 11,000 shares of common class “B” stock of Ameri Metro Inc. to decedent Robert A. Berry Esq., to be paid upon successful planned IPO.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers as of June 1, 2017:

Name	Age	Position	Commencement Date
Debra Mathias	58	Director, CEO	21-Apr-14
Shah Mathias	57	Head of Mergers and Acquisitions and Business Development, and non-board member of the Company	2 –Oct-14
James Becker	57	Director, President	2-Oct-14
Steve Trout	61	Director, Secretary/Treasurer	12-Jun-12
Shahjahan C. Mathias	51	Director	12-Jun-12
Donald E. (“Nick”) Williams, Jr.	58	Director	12-Jun-12
Keith A. Doyle	60	Director	12-Jun-12
Robert Todd Reynold	56	Director	29-May-14
Suhail Matthias	59	Director	1-Sep-12
James Kingsborough	60	Director	19-May-14
J. Harold Hatchett III	55	Director, CFO	4-Aug-15
Ronald Silberstein	60	Director, COO	4-Aug-15
John Thompson	71	Director, General Counsel	4-Aug-15
Robert Choiniere	61	Director (Independent)	19-Oct-16
Bryan Elicker	57	Director (Independent)	19-Oct-16
Joseph Hackett	55	Director (Independent)	19-Oct-16

Shah Mathias, Founder / Head of - Merger & Acquisitions and Business Development and non-Board Member.  Mr. Mathias has an extensive background in real estate and property development, leading, Eastern Development and Design Inc., Jewel Real Estate 1089 Master Limited Partnership, Cape Horn Abstracting, Susquehanna Mortgage bankers Corp. (direct endorsement lender for HUD), Penndel Land Company. Beginning in 1988, Mr. Mathias commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation, Susquehanna Mortgage Bankers Corp. underwriting loans under his own name and selling such loans on the open market. By 2000, Mr. Mathias’ company had underwritten more than $1 billion in loans. In 2002, Mr. Mathias started Penndel Land Co., a real estate company which now has substantial assets and property. Mr. Mathias received his education at Penn State Institute of Technology.

Debra A Mathias: Chief Executive Officer, Chairman and Director. Ms. Mathias has worked along with Mr. Mathias since 1986 and had held key executive positions in several of the companies over the years, including Susquehanna Mortgage Bankers Corp. as an officer overseeing administrative departments, Eastern Development and Design Inc., Cape Horn Abstracting.  Ms. Mathias has worked behind the scenes for ARMT’s merger of Yellowwood Acquisitions and ARMT and addressing comments with SEC regulatory compliance department to bring the S-1 registration statement effective in 2013.

James Becker, President and a Director. Mr. Becker is an experienced entrepreneur in the Pennsylvania area. In 1990, Mr. Becker purchased a partnership in a family style restaurant and in 1992 bought out his partner and added additional seating capacity. In 1997, he purchased a second restaurant and later sold both. In 2004, Mr. Becker became Vice President of Sales for Yorktowne Casket Company, a 14 state independent casket distributor company, where he managed the 34 sales representatives and oversaw its continued sales force. In 2007, Yorktowne Casket was sold to Matthews International.  Mr. Becker currently serves as a Regional Sales Manager for Matthews International where he manages an eight member sales force and personal accounts totaling $21 million in annual sales.  Mr. Becker brings his business knowledge and financial and personnel management skills to the Company. Mr. Becker will resign upon this Registration Statement’s effectiveness.

Steve Trout, Secretary/Treasurer and a director. Mr. Trout has extensive experience in sales and marketing. Since 1997, he has handled all inside sales for Military and Commercial Fasteners Corporation, York, Pennsylvania. Prior to his employment with that company, Mr. Trout served as sales representative to several companies including MetLife and Dauphin Electric Supplies Co., both in Pennsylvania. Through his career Mr. Trout, has held account responsibility for over one hundred industrial accounts and increased sales to assigned industrial accounts substantially; prospected for and added new accounts and planned sales strategies for target accounts. Mr. Trout served as vice-chairman of Customer Service Committee, evaluated suggestions from coworkers and customers, created customer service survey and conducted interviews, compiled survey results and presented proposed improvements to company management. Mr. Trout received his M.B.A. degree from Syracuse University and his Bachelor of Business Administration from Pennsylvania State University.  Mr. Trout's business education and business experience provide the Company with a depth of expertise and business skills.

Shahjahan C. ("Chuck") Mathias, Executive Vice President and a director. Mr. Chuck Mathias is a recognized authority in the marketing of electrical utility power backup systems, with a long history of working with nuclear power generation facilities, communications companies, large data centers and manufacturers of Uninterruptible Power Systems (UPS). Currently the Director of OEM Sales for C&D Technologies, he is responsible for having secured a $27 million contract with the government for the Minuteman Missile Launch System and increasing sales from $69 million to $83 million in a single 15-month period. In his earlier position as Utility Marketing Manager for Exide Corporation/EnerSys, Mr. Mathias was the Team Leader supporting government contract interface with the Air Force and the FAA. For the past five years, Mr. Mathias has worked in the sale and marketing design for power back up systems on an as needed basis.  Mr. Chuck Mathias is the brother of Shah Mathias.  Mr. Mathias brings to the Company is knowledgeable and experienced with procuring government contracts, developing business strategies and working on complex and detailed projects.

Donald E. (“Nick”) Williams, Jr., an independent director. Mr. Williams has over 30 years of experience in Radiological Engineering, Environmental Safety and Health, Physics and Hazardous Material Management for both government and private industry in the U.S. and internationally. Mr. Williams holds a Bachelor of Science degree in biology from Providence College and a Master of Science degree in Radiological Sciences from the University of Massachusetts-Lowell. Over the first 10 years of his career in the nuclear industry, Mr. Williams’ work was centered in the areas of power reactor construction, operation, and maintenance. Over the last 20 years, his focus has turned to decommissioning major power reactors and nuclear weapons complex facilities in the United States and abroad. These tasks involved the safe handling, packaging, and disposal of large quantities of radioactive and hazardous materials in accordance with stringent U.S. and international standards to ensure public and workforce safety. Mr. Williams has been a consultant to many utility companies (e.g. Exelon, Pacific Gas & Electric, British Nuclear), architect-engineers (e.g. Shaw, Westinghouse, CH2MHill), and government agencies (DOE, DOD). He was the owner of a private nuclear consulting firm with over 130 employees for 10 years, and currently holds the position of Director of Radiological Engineering for a large western U.S. company.  Mr. Williams provides the Company with a strong background in regulatory compliance, government contracts and public health and safety.  Mr. Williams will be instrumental in assisting in the development of the railroad and highway projects and dealing with environmental and waste issues.

Keith A. Doyle, a director.  Since 1995, Mr. Doyle has served as CEO and President of The Doyle Group, LTD, York, Pennsylvania, an unfranchised development company.  From 1983 to 1995, Mr. Doyle was a realtor in York County, Pennsylvania, was a multi-million dollar producer and served as President of the Board of Realtors of York County, Pennsylvania.

Suhail Matthias, a director. Mr. Matthias is the Founder and CEO of Diamond Carriages, Ltd., a chauffeuring company started with a single taxi in 2002 and developed into a limousine service in Central London. Diamond Carriages is now listed among the top five limousine services by the popular United Kingdom reference site Zettai.

James D. Kingsborough, a director. Mr. Kingsborough is a graduate of Shippensburg University BSBA degree, majored in marketing and graduated 1979. He worked for several roofing companies with responsibilities ranging from technical, to architectural calls, to sales representative. In 1991 he started Kingsborough & Associates.  Over the years he became partner in Division 7 Roof Spec. and Exterior Building Solutions LLC. Mr. Kingsborough is currently owner of Kingsborough & Associates, a manufacturer’s representative organization promoting construction and roofing products in the commercial and residential markets and has been active in the roofing and construction industry for more than thirty years..  Mr. Kingsborough is also a partner in Business Airport of Carlisle, Inc.  The Carlisle Airport is a privately owned, public use airport with about 60 based aircraft.  Mr. Kingsborough is currently on the board of directors of the Pennsylvania Transportation Commission and is past president of the Central Pennsylvania Construction Specification Institute.

Robert Todd Reynold, Chief Risk Officer and a director. Mr. Reynold has over 33 years’ experience as an entrepreneur.  Over the first fifteen years, Mr. Reynold successfully built a real estate construction company in the residential and commercial market place, with sales totaling more than $2 million dollars.  He then purchased a site excavation and paving Construction Company performing work in new road construction, private and government projects.  During the last 18 years, Mr. Reynold successfully built a national sales organization in the insurance market place covering 38 states successfully writing over $15 million in premium.  He also has experience guiding large private and public firms in the setting up of Captive Insurance programs for their benefit.

J Harold Hatchett III, Chief Financial Officer and a director.  Mr. Hatchett has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career.  He has recently served as Group Managing Partner and CFO for OCTCET Inc., from August 2012 to present.  Mr. Hatchett served a Shell CFO of Upstream Americas, from April 2011 to May 2012; Shell COO Business Services, UK, from April 2000 to July 2003.  Shell VP Investor Relations Americas, from October 2003 to June 2011; and Shell VP External Engagement Strategy, from July 2011 to April 2012.  Mr. Hatchett serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University.  He is a Board of Directors member of the Executive Leadership Council.  Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer.  He is a graduate of Longwood University, BS Finance & Accounting.

Ronald N. Silberstein, Chief Operating Officer and a director.  Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, is Managing Member of the Silberstein Ungar, PLLC CPA firm, from August 2010 to present and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years. Mr. Silberstein is also managing member of Alron Group, LLC, which provides consulting services to businesses.  He is a 1979 graduate of the University of Michigan Stephen M. Ross School of Business.

Honorable Judge John W. Thompson, General Counsel and a director.  Mr. Thompson was a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017.  Mr. Thompson retired before the end of his last term on May 31, 2015.  Mr. Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

Robert Choiniere, CFP®, President of Audit Committee and an independent director.  Mr. Choiniere is a Certified Financial Planner Professional®. In 2005 he founded and is President of an independent Registered Investment Advisor firm headquartered in Pennsylvania.  Previously he was Director of Planning for a national transportation engineering firm, specializing in project planning and financial feasibility for major transportation projects.  Mr. Choiniere is a NAPFA-Registered Financial Advisor, is a member of the National Association of Tax Professionals, and a 1978 graduate of Florida Institute of Technology.

Bryan Elicker, independent director, spent 30+ years in the funeral supply industry beginning in the factory at York Casket Company in York, PA. He eventually became a principal of York Casket’s biggest distributor – a multi-location, York, PA – based company servicing the entire Northeastern part of the United States.  Bryan now holds the position of Chief Operating Officer at BAPS Auto Paint & Supply based in York, PA. BAPS is a family-owned, regional distributor of PPG & 3M products servicing the auto collision industry with locations from Virginia to Massachusetts. BAPS won the highly prestigious and coveted PPG Platinum Distributor of the Year Award in 2015 which is given to the premiere PPG distributor in the United States.

Joseph Hackett, independent director, created, managed, and supervised several private banking groups as the organizations he worked with expanded their markets.  Given Joe's 20 plus year commercial middle market lending background he focused initially on lending as a way to quick profitability then moved to the investment and planning aspects deepening the relationships and the accompanying profitability. The planning process resulted in the identification of several new revenue sources as Joe looked for ways to bring unique ideas to their clients. These included angel investing, enterprise risk captives, and structured sales of client business and real estate holdings.  These tax deferral strategies represented up to a 20% increase in investment dollars to be managed.  Joe continues to grow the planning and investment focus through his company AIM Advisors.

None of the officers or directors of the Company has been a convicted in a criminal proceeding or named in a pending criminal proceeding, nor has been permanently enjoined from engaging in any type of business activity, including any securities related business.

Committees and Terms

The Board of Directors (the “Board”) has established an Audit Committee. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are three independent directors.

Corporate Governance

The Company does have a nominating/compensation committee and audit committee of the board of directors.  The board of directors consists of twelve directors.  At such time that the Company has a larger board of directors and commences activities, the Company will propose creating committees of its board of directors, including both a nominating and an audit committee.

A narrative description of the Company’s Compensation Policy:

The Board of Directors (the "Board") of Ameri Metro Inc. formerly Yellowwood Acquisition Corporation. (The "Company") has established the Compensation Committee of the Board (the "Committee") with authority, responsibility and specific duties as described in this Compensation Committee Charter (the "Charter").

I.

Purposes
           The purposes of the Committee are to:

A.

Review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company's corporate officers and directors;

B.

Oversee the Company's compensation plans, policies and programs, including its executive compensation plans;

C.

Review and discuss with the Company's management the Compensation Discussion and Analysis ("CD&A") to be included in the Company's proxy statement for its annual meeting of stockholders ("Proxy Statement") or Annual Report on Form 10-K, as applicable, and to determine whether to recommend to the Board that the CD&A be included in the Proxy Statement or Annual Report, on Form 10-K as applicable, in accordance with applicable rules and regulations;

D.

Produce the Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the Company's Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

E.

Otherwise discharge the Board's responsibilities relating to compensation of the Company's corporate officers and directors; and

F.

Perform such other functions as the Board may assign to the Committee from time to time.

II.

Membership
          The Committee shall consist of not less than five members of the Board and at least by one member of Shahnawaz Mathias Mathias family member or by the majority controlling shareholder at the time of election or the fulfillment of the vacancy for life. Each member of the Committee shall be "independent" as defined by the listing requirements of the NYSE MKT LLC. IN OR NASDAQ OR SIMILAR TRADING PLATFORM OR SIMILAR TRADING PLATFORM In or Nasdaq or SIMILAR trading platform or Nasdaq or SIMILAR trading platform or Nasdaq or SIMILAR trading platform or Nasdaq or similar trading platform addition, at least two members of the Committee shall be "Non Employee Directors" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time ("Rule 16b-3"), and "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time ("Section 162(m)"). Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

The members of the Committee and its Chairman shall be selected initially for 7 year and annually thereafter by the Board, based on the recommendation of the Nominating & Governance Committee, at least by one person of Shahnawaz Mathias Mathais family member, or appointed by the majority controlling shareholder and or appointed by at the time of election or the fulfillment of the vacancy for life. And all members shall serve at the pleasure of the Board. Any vacancy on the Committee shall be filled by, at the time of election or the fulfillment of the vacancy for life and any and any other member of the Committee may be removed by, an affirmative vote of a majority of the Board. If a Chairman is not designated by the Board or present at a meeting, the Committee may designate a Chairman by majority vote of the Committee members then in office.

III.

Authority and Responsibilities
The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take action(s).

Conflicts of Interest

There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company.  However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

Code of Ethics

The Company has not at this time adopted a Code of Ethics pursuant to rules described in Regulation S-K.  The Company intends to adopt a Code of Ethics to provide a manner of conduct.

Indemnification of Executive Officers and Directors

The Delaware General Corporate Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

No executive officer has received cash compensation in the Company's fiscal year. The Company started accruing salaries and fees for certain employees, officers and directors in 2013. The Company has also issued stock to employees for their consulting and professional services. At the time the Company launches its planned IPO, the Company will pay these employees, officers and directors.

 Officer and Director Remuneration

The Company has not paid any cash compensation to any officer. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors as soon as possible. The Company has signed employment agreements with the Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company and the CEO who will receive compensation equal to $1,200,000 per annum plus stock awards, The Company is now accruing compensation to its other key executive officers, including its Chief Financial Officer, Chief Operating Officer, and Chief Legal Counsel Compensation equal to $500,000 per annum plus stock awards.  The Company will pay its officers their accrued salary at such time, if ever when it successfully launches its IPO. The Company issues to certain directors for their service to the Company. Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program.  The Company also accrues compensation to its directors at $150,000 per annum, except certain independent directors which may receive compensation up to $120,000 per annum. The table below accounts for the total amounts accrued to year-end July 31, 2016:

							No equity	Nonqualified
				Stock awards		Option	Incentive plan	compensation	All Other
Name and Title	Year	Salary	Bonus	#	$	awards	compensation	earnings	compensation	Total
Shah Mathias (1)	2014	$1,200,000	$0	6,400,000(1)	$1,600	$0	$0	$0		$1,201,600
Founder	2015	$1,200,000	$0	88,000,000 (2)	$22,000	$0	$0	$0	$0	$1,222,000
	2016	$1,200,000	$0			$0	$0	$0	$0	$1,200,000
Debra Mathias	2014	$1,200,000	$0	1,000,000		$0	$0	$0	$150,000	$1,350,000
Chairman, CEO	2015	$1,200,000	$0	4,000,000 (3)	$1,000	$0	$0	$0	$150,000	$1,351,000
	2016	$1,200,000	$0	0	$0	$0	$0	$0	$150,000	$1,351,000
James Becker	2014	$0	$0			$0	$0	$0	$30,000	$30,000
President and Director	2015	$290,308	$0	-0-	$0	$0	$0	$0	$124,418	$414,726
	2016	$350,000	$0	-0-	$0	$0	$0	$0	$150,000	$500,000
Naresh Mirchandani
former CFO	2014		$0			$0	$0	$0
and Director	2015	$350,000	$0	60,000,000 (4)	$15,000	$0	$0	$0	$150,000	$515,000
Steve Trout	2014		$0			$0	$0	$0	$150,000	$150,000
Secretary/Treasurer	2015	$350,000	$0	-0-	$0	$0	$0	$0	$150,000	$500,000
and Director	2016	$350,000	$0	-0-	$0	$0	$0	$0	$150,000	$500,000
Shahjahan Mathias	2014		$0			$0	$0	$0	$150,000	$150,000
Vice Chairman ,	2015	$0	$0	-0-	$0	$0	$0	$0	$150,000	$150,000
and Director	2016	$0	$0	-0-	$0	$0	$0	$0	$150,000	$150,000
Donald Williams	2014		$0			$0	$0	$0	$120,000	$150,000
Independent Director	2015		$0	4,400,000 (3)		$0	$0	$0	$120,000	$150,000
	2016	$0	$0	-0-	$0	$0	$0	$0	$120,000	$150,000
Keith Doyle,	2014		$0			$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	-0-	$0	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0	$0	$0	$0	$150,000	$150,000
Suhail Matthias,	2014		$0			$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,440,000	$0	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0	$0	$0	$0	$150,000	$150,000
R. Todd Reynold,	2014	$41,014	$0			$0	$0	$0	$150,000	$191,014
Director	2015	$60,000	$0	4,000,000(3)	$1,000	$0	$0	$0	$150,000	$211,000
	2016	$268,333	$0		$0	$0	$0	$0	$150,000	$418,333
James Kingsborough	2014	$0	$0	-0-		$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,000,000(3)	$1,000	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0	$0	$0	$0	$150,000	$150,000
Ian Whelan	2015	$0	$0	1,000,000(5)	$250	$0	$0	$0	$12,500	$12,750
Former Director

Ronald N. Silberstein	2016	$421,789	$0	1,000,000(5)	$250	$0	$0	$0	$150,000	$572,039
COO and Director
J Harold Hatchett III	2016	$406,284	$0	1,000,000(5)	$250	$0	$0	$0	$150,000	$556,534
CFO and Director
John Thompson	2016	$500,000	$0	1,000,000(5)	$250	$0	$0	$0	$150,000	$650,250
General Counsel and Director

(1). Shah Mathias was issued 1,600,000 post-split shares of Class A common stock with a fair value of $1,600.

(2) Shah Mathias was issued 40,000,000 post-split shares of Class B common stock with a fair value of $10,000 as additional compensation.  Shah Mathias was also issued 48,000,000 post-split shares of Class B common stock with a fair value of $12,000 pursuant to his employment agreement.

(3) The named directors were issued 4,000,000 post-split shares of Class B common stock as part of their compensation package for current and future services to the company.

(4) The named director was issued 1,000,000 post-split shares of Class B common stock as part of his compensation package for current and future services to the company.

 (5)  The named Directors were issued stock options pursuant to the 2015 Equity Incentive Plan at an exercise price per share of $42.00.

1)

Grant of Options.  The Company grants the Participant 2,000,000 share options under the plan.  This grant is conditioned upon the Participant’s acceptance of all of the terms and conditions of the Plan.  The grant, vesting and all other matters affecting or otherwise relevant to such Options will be governed by the Plan, and the Participant agrees that he will be bound by all of the terms and conditions of the Plan.  Moreover, by participation in the Plan, Participant shall only be entitled to participate in distributions by the Company, as determined by the Board of Directors of the Company.

2)

Grant Date.  The Grant Date of the Options granted under this Agreement is March 8, 2016.

3)

Exercise Price. The exercise price of each Option shall be determined by the Board of Directors of the Company, but shall not be greater than the price per share registered in the initial registration statement on Form S-1 filed by the Company following the date hereof.

4)

Vesting. The Options granted under this Agreement shall vest according to the following schedule:

a)

800,000 on the Grant Date, described above; and

b)

200,000 annually, on the Grant Date, for six (6) years.

Shah Mathias will receive 10% of the face value of all revenue contracts entered into by the Company.

The stock has been issued to the named employee without consideration for such issue and without any conditions or restrictions.

Employment Agreements

The Company has entered into employment agreements with certain officers and key personnel, as described herein.

Material aspect of employment agreements:

1.

Compensation.

1.1

Base Salary. The Company shall pay the Executive an annual rate of base salary of $xxxx in periodic installments in accordance with the Company's customary payroll practices, but no less frequently than monthly. The Executive's base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. However, the Executive's base salary may not be decreased during the Employment Term [other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives.

1.2

Annual Bonus.

For each fiscal year of the Employment Term, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"). However, the decision to provide any Annual Bonus and the amount and terms of any Annual Bonus shall be in the sole and absolute discretion of the Compensation Committee of the Board (the "Compensation Committee").

(a)

The Annual Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

(b)

Except as otherwise provided in Section_______, [(i) the Annual Bonus will be subject to the terms of the Company annual bonus plan under which it is granted and (ii) in order to be eligible to receive an Annual Bonus, the Executive must be employed by the Company on the last day of the applicable fiscal year that Annual Bonuses are paid].

1.3

Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company.

1.4

Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, "Employee Benefit Plans"), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

1.5

Vacation; Paid Time-off.  During the Employment Term, the Executive will be entitled to paid vacation on a basis that is at least as favorable as that provided to other similarly situated executives of the Company. The Executive shall receive other paid time-off in accordance with the Company's policies for executive officers as such policies may exist from time to time.

1.6

Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures.

1.7

Indemnification.

(a)

In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive's employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Executive shall be indemnified and held harmless by the Company [to the fullest extent applicable to any other officer or director of the Company/to the maximum extent permitted under applicable law and the Company's bylaws] from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys' fees). Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys' fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement.

(b)

During the Employment Term and for a period of (0) years thereafter, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors' and officers' liability insurance providing coverage to the Executive on terms that are no less favorable than the coverage provided to other directors and similarly situated executives of the Company.

1.8

Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

    1.9  Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least Sixty (60) days advance written notice of any termination of the Executive's employment. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section_____and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Address	Shares Owned	Percent	Shares Owned	Percent
		Before Offering	of Class (1)	After Offering (2)	of Class(1)
Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member	2575 Eastern Blvd York Pa 17402	928,200,000	94.89%	928,200,000	88.01%
James Becker, Director, President	85 Sheldon Dr Red Lion PA 17356	4,400,000(3)	*	4,400,000	*
Steve Trout, Director, Secretary; Treasurer	124 Nina Dr York Pa 17402	4,500,000(3)	*	4,500,000	*
J. Harold Hatchett III Chief Financial Officer & Director	7706 Firethorne Creek Ct Spring Tx 77389	2,000,000(3)	*	2,000,000	*
Shahjahan C Mathias, Director	156 Windsor Dr. Epherta Pa 17522	4,400,000(3)	*	4,400,000	*
Donald Williams, Director	2405 Whitehass Circle Winter Park Fl 32792	4,400,000(3)	*	4,400,000	*
Keith Doyle, Director	1755 St John's Church Rd Concord NC 28025	4,000,000(3)	*	4,000,000	*
Suhail Matthias, Director	Essex SS7 1QB United Kingdom	4,440,000(3)	*	4,440,000	*
Ronald N. Silberstein Chief Operating Officer & Director	20750 Civic Center Dr. Suite 418 Southfield MI 48076	2,000,000(3)	*	2,000,000	*
Robert Todd Reynold Chief Risk Officer & Director	2647 Fairway Dr. York Pa 17402	5,084,000(3)	*	5,084,000	*
Debra A Mathias Chief Executive Officer & Director	1038 Woodridge Rd Red Lion Pa 17356	4,100,000(3)	*	4,100,000	*
John W Thompson Jr General Counsel & Director	1760 Felton Road Felton Pa 17322	2,010,000(3)	*	2,010,000	*
James D Kingsborough Director	6 Wellington Ct. Carlisle Pa 17013	4,268,000(3)	*	4,268,000	*
Total Shares		41,602,000		41,602,000

* Less than 1%

(1) Based on 1,054,697,802 shares of common stock outstanding.

(2)Assumes all shares offered by the beneficial owners and management are sold.

(3) Directors have the ability to acquire up to 2,000,000 shares as referenced in the 2015 Equity Incentive Plan and 1,000,000 shares are available as of this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steve Trout, Secretary/Treasurer and a director, is the brother-in-law of Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company. Debra A. Mathias is the ex-wife, Shahjahan Mathias is the brother, and Suhail Matthias is the cousin, of Shah Mathias.

Related Companies

Shah Mathias has organized and established three nonprofit corporations – Hi Speed Rail Facilities Inc., Hi Speed Rail Facilities Provider Inc., and Global Transportation Infrastructure Development and Finance Authority and was an independent consultant of a fourth nonprofit (ATFI) for the purpose of facilitating the development of the transportation systems. ATFI, under legislation and Internal Revenue Service code section 63-20, is required to turn over assets to the governmental sponsor upon bond defeasance. The three nonprofits other than ATFI have the discretion to turn over the infrastructure projects to a state or governing body having jurisdiction after the indebtedness has been paid. The nonprofits that Mr. Mathias has created are #2, #3, and #4 below:

1) Alabama Toll Facilities, Inc. (ATFI)

2) Hi Speed Rail Facilities, Inc. (HSRF)

3) Hi Speed Rail Facilities Provider, Inc. (HSRFP)

4) Global Transportation Infrastructure Development and Finance Authority

Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, has established a series of corporations with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

Although these companies are not subsidiaries of the Company, they are related companies as they are all under common control of Mr. Mathias.  Mr. Mathias has established these companies to basically serve as subcontractors for the operations of the planned transportation systems.

None of these companies has any operations or any revenues. Mr. Mathias, as sole officer, President and CEO of each of these companies, has executed contracts between several of these companies and the Company. The Company holds 25% of non-voting shares under certain license agreements with affiliated entities. The material aspect of the opportunity license agreement is related to voting rights of the shares. Mr. Mathias holds 100% of controlling interest of affiliated entities and 75% of the shares.

1) HSR Freight line, Inc. designed to handle all services for use of track time and trains for freight and freight forwarding services.

2) HSR Passenger Services, Inc. designed to handle rail ticketing booking, reservations, and food services.

3) HSR Technologies, Inc. designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4) HSR Logistics, Inc. designed to handle all purchasing functions.

5) KSJM International Airport, Inc. designed to eventually create an airport facility in inland Alabama

6) Port Of Ostia, Inc. designed to handle all air cargo if and when an airport facility is created.

7) Port of De Claudius, Inc. designed to handle sea container and port operations.

 8) AMERI Cement, Inc. designed to handle cement needs for building Alabama toll road.

9) Lord Chauffeurs LTD: designed to operate all passenger ground transportation.

10) Atlantic Energy & Utility Products, Inc. designed to provide utility and maintenance service to above entities.

11) Penn Insurance Services LLC. designed to provide insurance service to these entities and Ameri Metro.

12) Cape Horn Abstracting, Co. designed to land title examination services.

13) Eastern Development & Design, Inc. designed to provide civil engineering and architectural service.

14) Slater & West, Inc. designed to handle contract administration services and work force H R matters.

15) Malibu Homes, Inc. designed to establish residential home building services.

16) Platinum Media, Inc. designed to provide all media related services.

DESCRIPTION OF SECURITIES

On September 2, 2014, the Company amended the articles of incorporation to increase the authorized shares. The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve Billion Two Hundred and Seven Million) shares, consisting of 12,007,000,000 (Twelve Billion Seven Million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two Hundred Million) shares of Preferred Stock having a par value of $.000001 per share.

Common stock is divided into four classes:

Class A 7,000,000 (Seven Million) these shares have 1000:1 voting right compared to all other Classes of shares, par value .000001. There were 1,600,000 Class A stock outstanding at June 1, 2017.

Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 1,054,697,802 shares and outstanding; Common stock class C, par value $.000001, 4000,000,000 shares authorized, 48,000,000 shares issued and outstanding at June 1, 2017; Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares issued and outstanding at June 1, 2017.

The Class C common shares described above are a/k/a Equity Participation Dividend Shares (“EPDS”) 4,000,000,000 (Four Billion) with no voting rights but with dividend rights, par value $.000001. The Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Class D common shares described above a/k/a Equity Participation Shares (“EPS”) 4,000,000,000 (Four Billion) with no voting rights and no dividend rights, par value $.000001. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.  Our articles of incorporation presently provide that these Class D shares do not have dividend rights; we are in the process of amending the articles of incorporation to make the Class D dividend rights consistent with the above description.

Preferred Shares: 200,000,000 (Two Hundred Million) par value .000001. There were 1,800,000 preferred shares outstanding at June 1, 2017.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. We notified all shareholders by mail at the time of the 4:1 forward split, instructing them to mail a check for one hundred dollars to cover the cost of issuing the shares by the stock transfer agent. The one hundred dollar cost was associated with fees charged by the stock transfer agent. to those shareholders who have yet to pay. The Company has issued an additional 2,736,000 of Class B common stock in connection with this stock split as disclosed in the financial statement. The Company recognizes these shareholders’ shares have voting rights As of April 20, 2017, the Company has issued all 2,736,000 shares to the shareholders.

The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for the Company’s common stock. No assurances can be given that a public market will develop or that, if a market does develop, it will be sustained. The Company engaged a market maker to establish a public market for the Shares being offered herein on the OTC Pink Sheets. The Company plans to apply to be listed on NASDAQ.  To be listed on NASDAQ, the Company must file an application with NASDAQ. There is no guarantee that the Shares will ever be listed on NASDAQ or any exchange. Currently, the Company does not meet the NASDAQ listing requirements.

The Company amended its Certificate of Incorporation to change its existing stock capitalization. Company authorized the total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

The Company amended its Certificate of Incorporation to change its existing authorized preferred and common shares from the current shares to the following:

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001.

Class A 7,000,000 (Class A common shares) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value $.000001.

Class B 4,000,000,000 (Class B common shares) with voting and dividend rights, par value $.000001.

Class C a/k/a Equity Participation Dividend Shares 4,000,000,000 (Class C common shares) with no voting rights but with dividend rights, par value $.000001.

Class D a/k/a Equity Participation Shares 4,000,000,000 (Class D common shares) with no voting rights and no dividend rights, par value $.000001.

Year to date, there were 1,054,697,802 shares of common stock issued and outstanding and 1,800,000 shares of preferred stock.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class “D” a/k/a Equity Participation Shares “EPS”4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class “C” and Class “D” shares have no senior dividend rights over Class “B” however, they have project specific preferences. In the event Class C or Class D shares are used to purchase or complete a project, the initial 7% of the net profits are distributed to the Company as profit sharing not as a dividend. Thereafter, the classes of stock except class “D” share equally in any future dividends.

The title “Equity Participation” is clearly for project specific equity from investment into a specific project, it is not a dividend. Class “C” a/k/a Equity Participation Dividend Shares - The dividend earned by this class of share is earned from the overall operations including the 7% of net profits per specific project, of the Company. If the Company decides to pay the shareholders a dividend, then the class “C” shareholders are included.  The “Equity Participation” is profit sharing from specific projects the shareholders invested into.

Class “D” a/k/a Equity Participation Shares – our current articles of incorporation provide that there are no dividend rights with these class of shares; however, we are in the process of amending the articles of incorporation so that the dividend rights of the class D shares are consistent with the description above.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.

The number of shares constituting that series and the distinctive designation of that series;

B.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the  relative rights of priority, if any, of payment of dividends on shares of that series;

C.

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.

Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and , if so, the terms and amount of such sinking fund;

G.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

1.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2.

All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Conflict of Interest

The current officers and directors of the Company shall devote full-time focus to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Other than Shah Mathias, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officers and directors;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, Shares carrying more than 5% of the voting rights attached to the outstanding Shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Shah Mathias, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Mathias, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Holders

As of the date of this registration statement, we had approximately 189 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

The Company is a reporting company pursuant to the Securities Exchange Act of 1934 and files with the Securities and Exchange Commission quarterly, annual, periodic and other reports.  The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests.  The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534155.

Transfer Agent

Quicksilver Stock Transfer, 6623 Las Vegas Blvd South #255, Las Vegas NV 89119 is the registrar and transfer agent for our Common Stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Delaware General Corporate Law, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INTEREST OF NAMED EXPERTS AND COUNSEL

Financial Auditors

Current financial statements for the period included in this prospectus have been so included in reliance on the report of Weinberg & Baer LLC, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the Shares of common stock will be passed upon for the company by McMurdo Law Group, LLC Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A (File Number 333-214786) under the Securities Act of 1933 regarding the Shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at

1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make annual reports (on Form 10-K) containing our audited consolidated financial statements and quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years available to our stockholders.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Ameri Metro, Inc.

2575 Eastern Blvd.

York, Pennsylvania 17402

AMERI METRO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Ameri Metro Inc.:

We have audited the accompanying consolidated balance sheets of Ameri Metro Inc. as of July 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ameri Metro Inc. as of July 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of July 31, 2016, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

November 3, 2016

AMERI METRO, INC.

CONSOLIDATED BALANCE SHEETS

	July 31, 2016	July 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$ 27,160	$ –
Prepaid expenses	8,678	–

Total current assets	35,838	–

Office equipment, net	2,245	601
Prepaid expenses and deposits	2,940	1,500

Total Assets	$ 41,023	$ 2,101

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Bank indebtedness	$ –	$ 528
Accounts payable	1,069,608	272,972
Accrued expenses	14,320,245	7,704,828
Due to related parties	1,050	250
Loans payable – related parties	960,967	528,552
Loans payable	3,403	3,403

Total Current Liabilities	16,355,273	8,510,533

Stockholders’ Deficit
Preferred stock, par value $.000001, 200,000,000 shares authorized, 1,800,000 shares issued and outstanding (1,800,000 – 2015)	2	2
Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding (6,400,000 – 2015)	1	6
Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 987,934,483 shares issued and outstanding (1,093,876,626 – 2015)	988	1,094
Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 4,800,000 shares issued and outstanding (nil – 2015)	5	–
Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding (nil – 2015)	48	–
Additional paid in capital	5,581,929	5,595,967
Stock subscriptions receivable	(47,000)	(47,000)
Accumulated deficit	(21,850,223)	(14,058,501)

Total Stockholders’ Deficit	(16,314,250)	(8,508,432)

Total Liabilities and Stockholders’ Deficit	$ 41,023	$ 2,101

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended July 31, 2016	Year ended July 31, 2015

OPERATING EXPENSES
Professional fees	$ 843,418	$ 37,400
Directors fees	1,950,750	1,339,868
Depreciation	422	319
General & administrative	628,958	460,918
Officer payroll	4,354,536	3,390,308

TOTAL OPERATING EXPENSES	7,778,084	5,228,813

LOSS FROM OPERATIONS	(7,778,084)	(5,228,813)

OTHER INCOME (EXPENSE)
Franchise tax recovery (expense)	–	(180,000)
Interest expense	(13,633)	(474)
Termination fee	(5)	(427)

TOTAL OTHER INCOME (EXPENSE)	(13,638)	(180,901)

NET LOSS	$ (7,791,722)	$ (5,409,714)

LOSS PER SHARE (BASIC AND DILUTED)	$ (0.01)	$ (0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	1,060,109,184	1,016,009,671

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JULY 31, 2016 AND JULY 31, 2015

	Common Stock Class A		Common Stock Class B		Common Stock Class C		Common Stock Class D		Preferred Stock		Additional Paid in	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, July 31, 2014	6,400,000	$ 6	934,526,724	$ 935	–	$ –	–	$ –	1,800,000	$ 2	$ 5,554,659	$ (47,000)	$ (8,648,787)	$ (3,140,185)
Shares unissued per partial stock split	–	–	(6,051,000)	(6)	–	–	–	–	–	–	6	–	–	–
Shares issued for compensation	–	–	164,219,942	164	–	–	–	–	–	–	40,876	–	–	41,040
Shares issued for termination fee	–	–	1,708,960	2	–	–	–	–	–	–	425	–	–	427
Shares reinstated as shares were cancelled in error in 2014	–	–	2,000	–	–	–	–	–	–	–	–	–	–	–
Shares rescinded for services	–	–	(530,000)	(1)	–	–	–	–	–	–	1	–	–	–
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	(5,409,714)	(5,409,714)
					–	–	–	–
Balance, July 31, 2015	6,400,000	$ 6	1,093,876,626	$ 1,094	–	$ –	–	$ –	1,800,000	$ 2	$ 5,595,967	$ (47,000)	$ (14,058,501)	$ (8,508,432)
Reclassification of Class B shares to Class D	–	–	(48,000,000)	(48)	–	–	48,000,000	48	–	–	–	–	–	–
Reclassification of Class A shares to Class C	(4,800,000)	(5)	–	–	4,800,000	5	–	–	–	–	–	–	–	–
Shares issues for partial stock-split	–	–	3,375,000	3	–	–	–	–	–	–	(3)	–	–	-
Shares reinstated as shares were cancelled in error in 2015	–	–	20,000	–	–	–	–	–	–	–	–	–	–	–
Shares issued for compensation	–	–	3,020,000	3	–	–	–	–	–	–	752	–	–	755
Shares cancelled	–	–	(64,357,143)	(64)	–	–	–	–	–	–	(15,156)	–	–	(15,220)
Stock-based compensation	–	–	–	–	–	–	–	–	–	–	369	–	–	369
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	(7,791,722)	(7,791,722)
					–	–	–	–
Balance, July 31, 2016	1,600,000	$ 1	987,934,483	$ 988	4,800,000	$ 5	48,000,000	$ 48	1,800,000	$ 2	$ 5,581,929	$ (47,000)	$ (21,850,223)	$ (16,314,250)

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended July 31, 2016	Year ended July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,791,722)	$ (5,409,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	750	41,040
Issuance of stock for termination fees	5	427
Cancellation of stock issued for services	(15,220)	–
Depreciation expense	422	319
Stock-based compensation	369	–

Change in operating assets and liabilities:
Prepaid expense and deposits	(10,118)	–
Accounts payable	796,636	171,478
Accrued expenses	6,615,417	5,149,951

Cash flows used in operating activities	(403,461)	(46,499)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,066)	–

Cash flows used in investing activities	(2,066)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Bank indebtedness	(528)	528
Repayment of loan payable		(600)
Proceeds from related party loans	465,193	44,130
Repayment of related party loans	(32,778)	–
Due to related parties	800	250

Cash flows provided by financing activities	432,687	44,308

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,160	(2,191)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	–	2,191

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 27,160	$ –

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ –	$ –
Income taxes paid	$ –	$ –

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuable common stock – Class B	$ –	$ 6

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ameri Metro, Inc. (“Ameri Metro” and the “Company”) was formed to engage primarily in high-speed rail for passenger and freight transportation and related transportation projects.  The Company initially intends to develop a Midwest high-speed rail system for passengers and freight.  Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

NOTE 2 –GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. As at July 31, 2016, the Company has a working capital deficiency of $16,319,435 and has accumulated losses of $21,850,223 since inception. The ability of Ameri Metro to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements present the financial position, results of operations and cash flows for Ameri Metro, Inc. (“AMI”) and its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”).   Intercompany transactions and balances have been eliminated in consolidation.

The financial position, results of operations and cash flows as of, and for the period reported include only the results of operations for AMI as GTI was not formed until December 1, 2010, and was inactive for the period from December 1, 2010 to July 31, 2016.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a July 31 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Financial Instruments

According to FASB ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Guidance under ACS 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:

Observable inputs such as quoted prices in active markets;

Level 2:

Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:

Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consist of cash and cash equivalents, accounts payable, amounts due to related parties, loans payable, and loans payable to related parties. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

The capital assets are being depreciated over their estimated useful lives using the straight-line method of depreciation for book purposes. Office equipment has a useful life of five years.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Reclassifications

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current period statements.

Revenue Recognition

The Company has yet to realize significant revenues from operations and is an emerging growth company.  The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of July 31, 2016, there have been no interest or penalties incurred on income taxes.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Due to a loss for the year ended July 31, 2016 the outstanding options are anti-dilutive. The Company has more than one class of common stock outstanding. However, the dividend rate of each outstanding class of common stock is equal. Therefore, the net loss per common shares is the same for each class of common stock.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

The Company follows ASC Topic 505-50, formerly EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services, for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of July 31, 2016 and 2015:

	July 31, 2016	July 31, 2015
Office equipment	$ 3,663	$ 1,597
Less: accumulated depreciation	(1,418)	(996)
Property and equipment, net	$ 2,245	$ 601

Depreciation expense totaled $422 and $319 for the years ended July 31, 2016 and 2015, respectively.

NOTE 5 – DUE TO RELATED PARTIES

At July 31, 2016, the Company is indebted to three directors of the Company for $1,050 (2015 - $250) for expenditures incurred on behalf of the Company.  The amount is unsecured, non-interest bearing and due on demand.

NOTE 6 – LOANS PAYABLE – RELATED PARTIES

As of July 31, 2016, $960,967 (2015 - $528,552) is due to the majority shareholder, of which $508,531 is unsecured, non-interest bearing and due on demand, $11,829 is past due with an interest rate of 3%, $57,767 is due December 31, 2016, with an interest at 3%, $95,600 is due on October 26, 2016, with an interest rate of 2%, $107,240 is due on March 1, 2017, with an interest rate of 7% and $180,000 is due on demand, with an interest rate of 4%.  At July 31, 2016, accrued interest on these loans is $14,068 (2015 - $506).

NOTE 7 – LOAN PAYABLE

On January 30, 2014, the Company entered into a short-term loan with a non-related party.  The Company was loaned $6,000 from an investment company, the repayment terms are 3% interest with a maturity date of April 30, 2015.  The Company has repaid $2,597 as of July 31, 2016. At July 31, 2016, accrued interest on these loans is $277 (2015 - $206). At July 31, 2016, this loan is past due.

NOTE 8 – CAPITAL STOCK

The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 per share and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

Preferred Shares: 200,000,000 (Two hundred Million) par value $0.000001 per share. There are 1,800,000 shares of preferred stock outstanding at July 31, 2016.

Class “A” 7,000,000 (Seven Million Class “A” common shares) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value $0.000001. There are 1,600,000 post-split shares of Class A common stock outstanding at July 31, 2016.

Class “B” 4,000,000,000 (Four Billion Class “B” common shares) with voting and dividend rights, par value $0.000001 per share. There are 987,934,483 post-split shares of Class B common stock outstanding at July 31, 2016.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $0.000001 per share. The Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for the Company; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. There are 4,800,000 post-split shares of Class C common stock outstanding at July 31, 2016.

Class “D” a/k/a Equity Participation Shares “EPS” 4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $0.000001 per share. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for the Company; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. There are 48,000,000 post-split shares of Class D common stock outstanding at July 31, 2016.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expenses related to reissuance of shares due to split. The cutoff date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

As of the date of this filing 99.71% of the shareholders participated and therefore the statements are retroactively adjusted to reflect a 3.99:1 forward split. Due to 3.99:1 forward split the shares increased to 938,192,724, the shares issuable to effect a 4:1 split is 2,736,000.  As a result, all share amounts have been retroactively adjusted for all periods presented for a 3.99:1 forward split.

On December 30, 2014, the Company issued 62,000,000 post- split shares of Class B common stock as a “signing bonus” pursuant to three employment agreements entered during the quarter ended January 31, 2015.  The Company recorded $15,500 of stock compensation for these issuances.

On December 30, 2014, the Company issued 48,000,000 post-split shares of Class B common stock to Mr. Shah Mathias (Company Founder) pursuant to the employment agreement dated October 2, 2014. The Company recorded $12,000 of stock compensation for these issuances.

On December 30, 2014, the Company issued 40,789,942 post-split shares of Class B common stock to employees as additional compensation. The fair value of these shares is $10,198 and is recorded as stock based compensation.

On February 11, 2015, the Company issued 1,021,000 pre-split shares of Class B common stock to a director of the Company for services provided around March 27, 2014 and pursuant to the directorship agreement.  The Company recorded $1,021 as stock compensation for this issuance.  The Company also issued an additional 188,000 shares of Class B common stock on February 11, 2015 and 2,875,000 shares of Class B common stock on July 24, 2015 to account for the 4:1 stock split as the directorship agreement was entered prior to the effective date of the stock split.

On July 24, 2015, the Company issued 286,000 post-split shares of Class B common stock for services rendered to the Company in 2010.  The fair value of these shares is $71 and is recorded as stock based compensation.

On July 24, 2015, the Company issued 60,000 post-split shares of Class B common stock to a shareholder who purchased shares from a third party.  The 60,000 post-split shares were not previously accounted for by the Company.

On July 24, 2015, the Company issued 9,000,000 post-split shares of Class B common stock to three directors of the Company pursuant to the Directorship agreements.  The fair value of these shares is $2,250 and is recorded as stock based compensation.

On July 24, 2015, the Company issued 1,708,960 post-split shares of Class B common stock as termination fee for an agreement in which the Company did not fully perform.  The fair value of these shares is $427 and is recorded as termination fee.

On July 24, 2015, the Company rescinded 530,000 post-split shares of Class B common stock that had been issued for services as those parties did not fully perform on their original contracts.

During the year ended July 31, 2015, the Company reinstated 2,000 post-split shares of Class B common stock that were rescinded in error in the year ended July 31, 2014.

On August 3, 2015, the Company reclassified 4,800,000 shares of Class A common stock to Class C common stock and reclassified 48,000,000 shares of Class B common stock to Class D common stock.

On August 3, 2015, the Company issued 20,000 post-split shares of Class B common stock as termination fee for an agreement in which the Company did not fully perform.  The fair value of these shares is $5 and is recorded as termination fee.

On August 3, 2015, the Company reinstated 20,000 shares of Class B common stock that were rescinded in error in the fiscal year ended July 31, 2015.

On August 31, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to a director of the Company pursuant to directorship agreement entered on August 4, 2015.  The fair value of these shares is $250 and is recorded as directors’ fees.

On September 10, 2015, the Company issued 2,000,000 post-split shares of Class B common stock to two directors of the Company pursuant to two directorship agreements entered on August 4, 2015.  The fair value of these shares is $500 and is recorded as directors’ fees.

On November 11, 2015, the Company rescinded 63,476,191 post-split shares of Class B common stock that had previously been issued to the former CFO for services as the former CFO did not fully perform on the original contract.

On November 11, 2015, the Company rescinded 880,952 post-split shares of Class B common stock that had previously been issued for services as the consultant did not fully perform on the original contract.

NOTE 9 – STOCK OPTIONS

On March 8, 2016, the Company adopted a stock option plan named 2016 Equity Incentive Plan, the purpose of which is to help the Company secure and retain the services of employees, directors and consultants, provide incentives to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock.

On March 8, 2016, the Company granted 8,000,000 stock options to 4 officers and directors of the Company, exercisable at $42 per share and expire on March 8, 2026.  The 8,000,000 options vest according to the following schedule: 3,200,000 options vest immediately and 800,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the year ended  July 31, 2016 was $0.00009.  During the year ended July 31, 2016, the Company recorded stock-based compensation of $369 (2015 - $nil), as officer payroll on the consolidated statement of operations.

A summary of the Company’s stock option activity is as follow:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $
Outstanding, July 31, 2014 and 2015	–	–

Granted	8,000,000	42.00

Outstanding, July 31, 2016	8,000,000	42.00	9.61	–

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended July 31, 2016	Year Ended July 31, 2015

Expected dividend yield	0%	–
Expected volatility	150%	–
Expected life (in years)	10	–
Risk-free interest rate	1.83%	–

A summary of the status of the Company’s non-vested stock options as of July 31, 2016, and changes during the year period ended July 31, 2016, is presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value $

Non-vested at July 31, 2014 and 2015	–	–

Granted	8,000,000	0.00009
Vested	(3,200,000)	0.00009

Non-vested at July 31, 2016	4,800,000	0.00009

At July 31, 2016, there was $374 of unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Plan.  There was $nil intrinsic value associated with the outstanding stock options at July 31, 2016.

NOTE 10 – INCOME TAXES

For the year ended July 31, 2016, the Company has net losses in addition to prior years’ net taxable losses, the result is a net taxable loss carry-forward, and therefore the Company has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved. For the years ended July 31, 2016, and 2015, the cumulative net operating loss carry-forward from operations is approximately $21,786,000 and $13,995,000; respectively, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	July 31, 2016	July 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$ 7,407,300	$ 4,758,300
Valuation allowance	(7,407,300)	(4,758,300)
Net deferred tax asset	$ –	$ –

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Employee Agreements

The Company has entered into an employment agreement with the Chief Executive Officer Debra Mathias with an effective date of April 21, 2014. The term of the employment agreements is 3 years, with an annual base salary of $1,200,000.

The Company has signed an employment agreement for the Head of Mergers and Acquisitions and Business Development, and as non-board member, Mr. Shah Mathias (Company Founder), with an effective date of October 2, 2014. The term of the employment agreement is 20 years, with an annual base salary of $1,200,000 and ten percent (10%) of any revenue producing contract entered into by the Company while the Company Founder is in office, while holding any position under any title, and five percent (5%) of any such revenue producing contract afterward, for the benefit of the Company Founder or his estate, for a period of twenty (20) years. The Company Founder is also eligible to earn an annual bonus award of up to 100% of the annual base salary.  In addition, the Company Founder is entitled to receive shares of the Company’s common stock as follows: when the Company issue shares for the Initial Public Offering, the Company Founder is to be issued 10% of the said shares; and if shares are issued at such time to any other party the Company Founder is to be issued an equal amount of shares.

The Company has entered into an employment agreement with the former Chief Financial Officer (the “CFO”) with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  The former CFO is also entitled to 60,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 60,000,000 post-split shares of Class “B” common stock to the former CFO.  On November 11, 2015, the former CFO resigned and the Company rescinded 60,000,000 post-split shares of Class B common stock that had been issued as the former CFO did not fully perform on his employment agreement.

The Company has entered into an employment agreement with the Chief Engineer with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $175,000.  The Chief Engineer is also entitled to 1,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 1,000,000 post-split shares of Class “B” common stock to the Chief Engineer.

The Company has entered into a directorship agreement with a director of the Company with an effective date of June 30, 2015.  The initial term of the directorship agreement is one year, with an annual base salary of $150,000.  The director is also entitled to 1,000,000 post-split shares of Class B common stock. On July 24, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to the director.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021 and the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief Operating Officer (the “COO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $375,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021 and the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief General Counsel with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into eleven directorship agreements with eleven directors of the Company with an effective date of August 1, 2015.  The initial term of the directorship agreements is one year, with an annual base salary of $150,000.  Each of the eleven directors is also entitled to 1,000,000 post-split shares of Class B common stock. On August 31, 2015 and September 10, 2015, the Company issued 1,000,000 post-split shares and 2,000,000 post-split shares of Class B common stock to the three directors, respectively.  On March 17, 2016, the term of the agreements was extended to July 31, 2021.

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Operating Lease

On April 30, 2014, the Company terminated its existing office space lease, and entered into a new month to month rent agreement for office space. The new agreement which commenced on November 1, 2015, calls for monthly rent payments of $1,440. The terminated lease agreement has not been resolved as to payment of existing amounts due in cash or stock, or as to any early termination fees.  As of July 31, 2016, no stock has been issued in payment of rent.

Master Consulting Agreement

On March 20, 2016, the Company entered into a Master Consulting Agreement with Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), a division of Hi Speed Rail Facilities, Inc.  Hi Speed Rail Facilities, Inc. is a non-profit entity organized and established by the Founder of the Company.  GIF&DA has or is about to secure all necessary approvals by certain Joint Resolutions enacted by the federal and state(s) governmental agencies Legislature for the construction of a project consisting of financing, construction and operation of Hi Speed Rail Passenger, Freight, Air, Sea, Ground, Other Transportation Projects and other Parallel and Ancillary Infrastructure Projects.

Pursuant to the Agreement, the Company was appointed as the agent and representative of GIF&DA to facilitate GIF&DA in securing the first and future phases of financing the project and the construction of the project.  The Company shall receive 1.5% the face amount of each master trust indenture (bond indenture) in consideration for arranging financing and developing the sponsorship mechanism of the project.  The term of the Agreement shall continue until the completion of the project.  At July 31, 2016, the Company has not secured any financing for GIF&DA.

Stock Split

In connection with the stock split, some shareholders did not respond or pay the transfer agent fee by the deadline. As a result, these shareholders were not issued the additional shares. At some point, the Company may be required to issue an additional 2,736,000 of Class B common stock in connection with this stock split.

NOTE 12 – SUBSEQUENT EVENTS

On August 4, 2016 the Company issued 129,104 common shares to correct the amount of shares issued to a shareholder as a result of the forward stock split.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The  Project consists of two phases, phase one closing to take place on or before September 16, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017.  Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514.

On September 27, 2016, Company filed an 8K report in relation to the above transaction.

NOTE 12 – SUBSEQUENT EVENTS

The following discussion is contingent on subsequent financing being obtained.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 21, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000 ,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514.

On September 21, 2016, the closing of the transaction took place.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.   CONTROLS AND PROCEDURES

Pursuant to Rules adopted by the Securities and Exchange Commission. The Company carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rules.  This evaluation was done as of the end of the fiscal year under the supervision and with the participation of the Company’s principal financial officer.  There have been no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation.  Based upon that evaluation, the CFO believes that the Company’s disclosure controls and procedures are not totally effective in gathering, analyzing and disclosing information needed to ensure that the information required to be disclosed by the Company in its periodic reports is recorded, summarized and processed timely.  The officer is directly involved in operations of the Company.  The Company has hired outside professionals to assist in such preparation, analysis and filing.

Management’s Report of Internal Control over Financial Reporting

The Company is responsible for establishing and maintaining adequate internal control over financial reporting in accordance with the Rule 13a-15 of the Securities Exchange Act of 1934. The Company’s chief financial officer conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting  as of July 31, 2016, based on the criteria establish in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on this evaluation, management concluded that the Company’s internal control over financial reporting was not effective as of July 31, 2016, based on those criteria. The Company’s management has identified material weaknesses in its internal control over financial reporting related to the following matters:

A lack of sufficient segregation of duties. Specifically, this material weakness is such that the design over these areas relies primarily on defective controls and could be strengthened by adding preventative controls to properly safeguard company assets.

A lack of sufficient personnel in the accounting function due to the Company’s limited resources with appropriate skills, training and experience to perform certain tasks as it relates to financial reporting.

The Company’s plan to remediate those material weaknesses remaining is as follows:

Improve the effectiveness of the accounting group by continuing to augment existing resources with additional consultants or employees to improve segregation procedures and to assist in the analysis and recording of complex accounting transactions. The Company plans to mitigate the segregation of duties issues by hiring additional personnel in the accounting department once it generates significantly more revenue, or raises significant additional working capital.

Improve segregation procedures by strengthening cross approval of various functions including quarterly internal audit procedures where appropriate.

The independent registered public accounting firm has not issued an attestation report on the effectiveness of the internal control over financial reporting.

AMERI METRO, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 30, 2017	July 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$ 371	$ 27,160
Prepaid expenses	–	8,678
Other receivable	6,000	–

Total current assets	6,371	35,838

Office equipment, net	1,851	2,245
Prepaid expenses and deposits	2,940	2,940

Total Assets	$ 11,162	$ 41,023

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts payable	$ 1,059,755	$ 1,069,608
Accrued expenses	20,706,681	14,320,245
Due to related parties	1,050	1,050
Loans payable – related parties	517,086	960,967
Loans payable	3,403	3,403

Total Current Liabilities	22,287,975	16,355,273

Loans payable – related parties	542,095	–

Total Liabilities	22,830,070	16,355,273

Stockholders’ Deficit
Preferred stock, par value $.000001, 200,000,000 shares authorized, 1,800,000 shares issued and outstanding (1,800,000 – July 31, 2016)	2	2
Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding (1,600,000 – July 31, 2016)	1	1
Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 988,038,587 shares issued and outstanding (987,934,483 – July 31, 2016)	988	988
Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares issued and outstanding (4,800,000 – July 31, 2016)	48	5
Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding (48,000,000 – July 31, 2016)	48	48
Additional paid in capital	5,593,486	5,581,929
Stock subscriptions receivable	(47,000)	(47,000)
Accumulated deficit	(28,366,481)	(21,850,223)

Total Stockholders’ Deficit	(22,818,908)	(16,314,250)

Total Liabilities and Stockholders’ Deficit	$ 11,162	$ 41,023

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended April 30, 2017	Three months ended April 30, 2016	Nine months ended April 30, 2017	Nine months ended April 30, 2016

OPERATING EXPENSES
Professional fees	$ 8,700	$ 29,850	$ 36,600	$ 833,118
Directors fees	450,040	450,000	1,350,383	1,500,750
Audit committee fees	90,000	–	180,000	–
Depreciation	131	96	394	256
General & administrative	156,528	146,060	491,510	459,219
Officer payroll	1,685,870	1,169,074	4,442,467	3,448,241

TOTAL OPERATING EXPENSES	2,391,269	1,795,080	6,501,354	6,241,584

LOSS FROM OPERATIONS	(2,391,269)	(1,795,080)	(6,501,354)	(6,241,584)

OTHER INCOME (EXPENSE)
Interest expense	(4,946)	(1,192)	(14,904)	(2,001)
Termination fee	–	–	–	(5)

TOTAL OTHER INCOME (EXPENSE)	(4,946)	(1,192)	(14,904)	(2,006)

NET LOSS	$ (2,396,215)	$ (1,796,272)	$ (6,516,258)	$ (6,243,590)

LOSS PER SHARE (BASIC AND DILUTED)	$ (0.00)	$ (0.00)	$ (0.01)	$ (0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	1,042,923,980	1,042,334,483	1,042,595,303	1,066,077,332

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended April 30, 2017	Nine months ended April 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (6,516,258)	$ (6,243,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	–	750
Issuance of stock for termination fees	–	5
Depreciation expense	394	256
Stock-based compensation	11,600	324
Cancellation of stock issued for services	–	(15,220)

Change in operating assets and liabilities:
Prepaid expense and deposits	8,678	(13,757)
Other receivable	(6,000)	–
Accounts payable	(9,853)	773,409
Accrued expenses	6,386,436	5,332,867

Cash flows used in operating activities	(125,003)	(164,956)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	–	(1,006)

Cash flows used in investing activities	–	(1,006)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank indebtedness	–	(528)
Proceeds from related party loans	98,214	252,914
Repayment of related party loans	–	(32,619)
Due to related parties	–	800

Cash flows provided by financing activities	98,214	220,567

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(26,789)	54,605
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	27,160	–

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 371	$ 54,605

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ –	$ –
Income taxes paid	$ –	$ –

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

AMERI METRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2017

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ameri Metro, Inc. (“Ameri Metro” and the “Company”) was formed to engage primarily in high-speed rail for passenger and freight transportation and related transportation projects.  The Company initially intends to develop a Midwest high-speed rail system for passengers and freight.  Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s financial statements filed with the SEC on Form 10K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the consolidated financial statements to be not misleading have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2016 as reported in Form 10K, have been omitted.

Principles of Consolidation

The consolidated financial statements present the financial position, results of operations and cash flows for Ameri Metro, Inc. (“AMI”) and its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”). Intercompany transactions and balances have been eliminated in consolidation.

The financial position, results of operations and cash flows as of, and for the period reported include only the results of operations for AMI as GTI was not formed until December 1, 2010, and was inactive for the period from December 1, 2010 to April 30, 2017.

NOTE 2 – GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. As at April 30, 2017, the Company has a working capital deficiency of $22,281,604 and has accumulated losses of $28,366,481 since inception. The ability of Ameri Metro to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – DUE TO RELATED PARTIES

At April 30, 2017, the Company is indebted to three directors of the Company for $1,050 (July 31, 2016 - $1,050) for expenditures incurred on behalf of the Company.  The amount is unsecured, non-interest bearing and due on demand.

NOTE 4 – LOANS PAYABLE – RELATED PARTIES

As of April 30, 2017, $1,059,181 (July 31, 2016 - $960,967) is due to the majority shareholder, of which $509,486 is unsecured, non-interest bearing and due on demand, and $7,600 is past due with an interest rate of 2% per annum.  On March 17, 2017, the majority shareholder consolidated six loans and the consolidated loan of $542,095 is due on October 31, 2018 and bears interest at 3.50% per annum.   At April 30, 2017, accrued interest on these loans is $28,896 (July 31, 2016 - $14,068).

F-4

NOTE 5 – LOAN PAYABLE

On January 30, 2014, the Company entered into a short-term loan of $6,000 with an interest rate of 3% per annum and a maturity date of April 30, 2015.  The Company has repaid $2,597 as of April 30, 2017. At April 30, 2017, accrued interest on these loans is $353 (July 31, 2016 - $277). At April 30, 2017, this loan is past due.

NOTE 6 – CAPITAL STOCK

Preferred Shares: 200,000,000 par value $0.000001 per share. There are 1,800,000 shares of preferred stock outstanding at April 30, 2017.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock.  As of April 30, 2017, 99.71% of the shareholders participated and therefore the statements are retroactively adjusted to reflect a 3.99:1 forward split. Due to the 3.99:1 forward split, the shares increased to 938,192,724, and the shares issuable to effect a 4:1 split is 2,736,000 shares.  As a result, all share amounts have been retroactively adjusted for all periods presented for a 3.99:1 forward split.  Subsequent to April 30, 2017, the Company issued the remaining 2,736,000 shares of common stock.

On August 4, 2016, the Company issued 104,104 Class B common shares to correct the amount of shares issued to a shareholder as a result of the forward stock split.

On April 30, 2017, the Company issued 43,200,000 shares of Class C common stock at a fair value of $10,800 to the Company’s Founder pursuant to the Employment agreement as described in Note 8.

NOTE 7 – STOCK OPTIONS

On March 8, 2016, the Company adopted a stock option plan named 2016 Equity Incentive Plan, the purpose of which is to help the Company secure and retain the services of employees, directors and consultants, provide incentives to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock.

On March 8, 2016, the Company granted 8,000,000 stock options to 4 officers and directors of the Company, exercisable at $42 per share and expire on March 8, 2026.  The 8,000,000 options vest according to the following schedule: 3,200,000 options vest immediately and 800,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the year ended July 31, 2016 was $0.00009 per share.  During the nine months ended April 30, 2017, the Company recorded stock-based compensation of $125 (2016 - $324), as officer payroll on the consolidated statement of operations

On November 1, 2016, the Company granted 14,000,000 stock options to 7 officers and directors of the Company, exercisable at $42 per share and expire on November 1, 2026.  The 14,000,000 options vest according to the following schedule: 5,600,000 options vest immediately and 1,400,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the nine months ended April 30, 2017 was $0.00009 per share. During the nine months ended April 30, 2017, the Company recorded stock-based compensation of $675 (2016 - $ nil), as officer payroll on the consolidated statement of operations.

A summary of the Company’s stock option activity is as follow:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $
Outstanding, July 31, 2015	–	–

Granted	8,000,000	42.00

Outstanding, July 31, 2016	8,000,000	42.00

Granted	14,000,000	42.00

Outstanding, April 30, 2017	22,000,000	42.00	9.28	–

F-5

NOTE 7 – STOCK OPTIONS (CONTINUED)

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Nine Months Ended April 30, 2017	Nine Months Ended April 30, 2016

Expected dividend yield	0%	0%
Expected volatility	150%	150%
Expected life (in years)	10	10
Risk-free interest rate	1.83%	1.83%

A summary of the status of the Company’s non-vested stock options as of April 30, 2017, and changes during the period ended April 30, 2017 and July 31, 2016, is presented below:

Non-vested options:	Number of Options	Weighted Average Grant Date Fair Value $

Non-vested at July 31, 2015	–	–

Granted	8,000,000	0.00009
Vested	(3,200,000)	0.00009

Non-vested at July 31, 2016	4,800,000	0.00009

Granted	14,000,000	0.00009
Vested	(6,400,000)	0.00009

Non-vested at April 30, 2017	12,400,000	0.00009

At April 30, 2017, there was $869 of unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Plan.  There was $nil intrinsic value associated with the outstanding stock options at April 30, 2017.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employee Agreements

The Company has entered into an employment agreement with the Chief Executive Officer (“CEO”) Debra Mathias with an effective date of April 21, 2014. The term of the employment agreements is 3 years, with an annual base salary of $1,200,000.  On April 21, 2017, the agreement was extended to April 21, 2021.

The Company has signed an employment agreement for the Head of Mergers and Acquisitions and Business Development, and as non-board member President, Mr. Shah Mathias (Company Founder), with an effective date of October 2, 2014. The term of the employment agreement is 20 years, with an annual base salary of $1,200,000 and ten percent (10%) of any revenue producing contract entered into by the Company while the Company Founder is in office, while holding any position under any title, and five percent (5%) of any such revenue producing contract afterward, for the benefit of the Company Founder or his estate, for a period of twenty (20) years. The Company Founder is also eligible to earn an annual bonus award of up to 100% of the annual base salary.  In addition, the Company Founder is entitled to receive shares of the Company’s common stock as follows: when the Company issue shares for the Initial Public Offering, the Company Founder is to be issued 10% of the said shares; and if shares are issued at such time to any other party the Company Founder is to be issued an equal amount of shares.

The Company has entered into an employment agreement with the Chief Engineer with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $175,000.  The Chief Engineer is also entitled to 1,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 1,000,000 post-split shares of Class “B” common stock to the Chief Engineer.

F-6

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company has entered into a directorship agreement with a Director of the Company with an effective date of June 30, 2015.  The initial term of the directorship agreement is one year, with an annual base salary of $150,000.  The director is also entitled to 1,000,000 post-split shares of Class B common stock. On July 24, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to the director.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.  Effective November 1, 2016, the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief Operating Officer (the “COO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $375,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.  Effective November 1, 2016, the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief General Counsel with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into eleven directorship agreements with eleven Directors of the Company.  The initial term of the directorship agreements is one year, with an annual base salary of $150,000.  Each of the eleven directors is also entitled to 1,000,000 shares of Class B common stock. On March 17, 2016, the term of the agreements was extended to July 31, 2021.

On October 19, 2016, the Company appointed three individuals as Directors of the Company and the Audit Committee.   Effective November 1, 2016, the annual compensation for each of the individuals is $120,000.

The Company has entered into an employment agreement with the President of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $650,000.

The Company has entered into an employment agreement with the Chief Risk Officer of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.

The Company has entered into an employment agreement with the Vice CEO of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $750,000.

The Company has entered into an employment agreement with the Treasurer of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $600,000.

The Company has entered into an employment agreement with the Non-Executive General Manager of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $160,000.

Operating Lease

On April 30, 2014, the Company terminated its existing office space lease, and entered into a new month to month rent agreement for office space. The new agreement which commenced on November 1, 2015, calls for monthly rent payments of $1,440. The terminated lease agreement has not been resolved as to payment of existing amounts due in cash or stock, or as to any early termination fees.  As of April 30, 2017, no stock has been issued in payment of rent.

Master Consulting Agreement

On March 20, 2016, the Company entered into a Master Consulting Agreement with Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), a division of Hi Speed Rail Facilities, Inc.  Hi Speed Rail Facilities, Inc. is a non-profit entity organized and established by the Founder of the Company.  GIF&DA has or is about to secure all necessary approvals by certain Joint Resolutions enacted by the federal and state(s) governmental agencies Legislature for the construction of a project consisting of financing, construction and operation of Hi Speed Rail Passenger, Freight, Air, Sea, Ground, Other Transportation Projects and other Parallel and Ancillary Infrastructure Projects.

F-7

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Pursuant to the Agreement, the Company was appointed as the agent and representative of GIF&DA to facilitate GIF&DA in securing the first and future phases of financing the project and the construction of the project.  The Company shall receive 1.5% the face amount of each master trust indenture (bond indenture) in consideration for arranging financing and developing the sponsorship mechanism of the project.  The term of the Agreement shall continue until the completion of the project.  At April 30, 2017, the Company has not secured any financing for GIF&DA.

Agreement for Construction and Agreement of Sale and or Assignment of Assets in Phase One

On August 8, 2016, Company entered into a Construction Agreement with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project.

The Project consists of two phases, phase one closing to take place on or before October 14, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Due to delays in obtaining funding, the August 31, 2017 Phase Two closing date has been pushed back to a yet-to-be-determined future date. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is $2,000,000,000.  PDC agreed to pay the Company 40% of the cost (i.e $800,000,000), plus 2% over the adjustment for the increase in inflation regardless of the cost to the Company to perform the required services.  A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One. The bond proceeds from the first tranche are expected to be $950,000,000.

On September 11, 2016, in relation to the August 8, 2016 Construction agreement, the Company, Jewel’s Real-Estate 10-86 Master LLLP (“Jewel”), Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), Port De Claudius, Inc., and HSRF Statutory Trust (“HSRF”) entered into an Agreement of Sale and or Assignment of Assets in Phase One pursuant to which the Company agreed to assign and Jewel agreed to sell all rights, title and interest in and to any contractual agreements entered among Ameri Metro, Jewel and other related parties to PDC on completion of Phase One as governed by the Construction Agreement.  The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is expected to be $66,719,514 which includes $33,740,000 from the assignment of the Land Purchase Agreement the Company entered into with Jewel on November 26, 2013, $14,250,000 in consulting fee in relation to the Master Consulting Agreement, $2,729,514 of mobilization fee and $16,000,000 of onsite / offsite improvement fee.  The $66,719,514 revenue will be paid from the proceeds from $950,000,000 bond issuance.  At April 30, 2017, the $950,000,000 bond has not been issued and the land has not been transferred from Jewel to PDC.

NOTE 9 – INCOME TAXES

For the period ended April 30, 2017, the Company has net losses in addition to prior years’ net taxable losses, the result is a net taxable loss carry-forward, and therefore the Company has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved. For the periods ended April 30, 2017 and July 31, 2016, the cumulative net operating loss carry-forward from operations is approximately $7,593,000 and $7,265,000; respectively, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	April 30, 2017	July 31, 2016
Net loss before income taxes per financial statements	$(6,516,258)	$ (4,447,318)

Income tax recovery	2,215,500	2,649,200
Timing difference and other	(2,104,100)	(2,317,600)
Change in valuation allowance	(111,400)	(331,600)
Provision for income taxes	–	–

	April 30, 2017	July 31, 2016

Net operating loss carryover	$ 2,581,500	$ 2,470,200
Valuation allowance	(2,581,500)	(2,470,200)
Net deferred tax asset	$ –	$ –

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 10 – SUBSEQUENT EVENT

Subsequent to April 30, 2017, the Company issued an additional 2,736,000 of Class B common stock in connection with the November 3, 2014 stock split.

F-8

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

ITEM 16.   EXHIBITS

3.1

Articles of Incorporation (filed with the Form 10 November 9, 2011)

3.2

Amended by-laws (filed as part of the Form 8-K/A filed January 18, 2013)

3.3

Cert. of Amendment Cert. of Incorporation of Ameri Metro

5.1

Opinion of Counsel on legality of securities being registered

10.1

Master Indenture Agreement of Alabama Toll Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.2

Master Indenture Agreement of Hi Speed Rail Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.3

Master Indenture Agreement of Hi Speed Rail Facilities Provider, Inc. (filed with the Form 8-K January 18, 2013)

10.4

TEMS engagement (filed as part of the Form 8-K/A filed January 18, 2013)

10.5

Alabama Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.6

High Speed Rail Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.7

Damar Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.8

Agreement For Construction

10.9

Assignment Agreement For Construction

10.10

Payment Agreement to Penndel Land Co

10.11

Ameri Metro Inc. / HSR Tech Inc. Licensing of Intellectual Property Agreement

10.12

HSR Tech LOI Tech Use Agreement

10.13

Opportunity License Agreement Entities

10.14

Master Agreement for Construction Nonprofits

10.15

Master Agreement for Construction Entities

10.16

Consulting Agreement HSRFP Inc.

10.17

Consulting Agreement HSRF Inc.

10.18

Company Founder Emp. Agreement

10.19

Directorship Agreement

10.20

Letter of Intent for Port Trajan property (filed with the Registration Statement on Form S-1 filed June 13, 2013)

10.21

Port De Ostia Inc. Agreement GTI

10.22

10.23       Master Trustee Agreement

10.24       2015 Executive Incentive Compensation Program

10.25       Amendment to Payment Agreement Penndel Land Co.

10.26       Establishing the Compensation Committee

10.27      Amendment to HSR Technologies Inc. Payment Agreement

23.1

Consent of Accountants

23.2

Consent of Counsel (included in Exhibit 5.1)

99.1

ProAdvisor Valuation report, dated December 30, 2015 (filed as Exhibit 99.1 to the registration statement on Form S-1, filed on November 23, 2016, and incorporated herein by reference)

99.2

ProAdvisor consent letter

99.3

June 12, 2012 Agreement and Plan of Reorganization (filed as part of the Form 8-K/A filed January 18, 2013)

99.4

Alabama Legislative Act 506 (filed as part of the Form 8-K/A filed January 18, 2013)

99.5

Form of subscription agreement for sale of the shares (filed with the Registration Statement on Form S-1 filed June 13, 2013)

99.6

Intended use of Master Trust Indentures

99.7

Florida Alabama TPO Bond Indenture

 99.8         Alabama Toll Road Bond Indenture

99.9         Appalachian Region Commission Bond Indenture

99.10       Atlantic Energy & Utilities Bond Indenture

99.11      High Speed Rail Projects Bond Indenture

99.12       Port Freeport & Brazoria Fort Bend Rail District Bond Indenture

99.13       High Speed Rail & Ancillary Projects Bond Indenture

99.14      Port of Ostia Inc. @ KSJM International Airport Inc. Bond Indenture

99.15      Portus De Jewel Mexico Bond Indenture

99.16      KSJM International Airport Inc. Bond Indenture

99.17      HSR Freight Line Inc. / Phila. Port Bond Indenture

99.18      HSR Freight Line Inc. Bond Indenture

99.19      HSR Passenger Services Inc. Bond Indenture

99.20      HSR Technologies Inc. Bond Indenture

99.21      Malibu Homes Inc. Bond Indenture

99.22      Platinum Media Inc. Bond Indenture

99.23       Port De Claudius Inc. & Port Trajan of Pa. Bond Indenture

99.24      Lord Chauffeurs Inc. – Business Jet Center @ KSJM Airport Bond Indenture

99.25      HSR Freight Line Inc. & HSR Passenger Services Coast to Coast Rail Bond Indenture

99.26      New York – Washington Rail Bond Indenture

99.27      Ann Charles International Cargo Airport Bond Indenture

99.28      Texas International Trade Corridor Bond Indenture

99.29      Virginia Crescent Line Rail Bond Indenture

ITEM 17.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in York, Pennsylvania on June 23, 2017.

AMERI METRO, INC.

By:	/s/ Debra A. Mathias
Debra Mathias, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Debra A. Mathias	Dated: June 23, 2017
Debra A. Mathias, Chief Executive Officer and Director
Principal Executive Officer
/s/ J. Harold Hatchett III J. Harold Hatchett III, Principal Accounting Officer and Principal Financial Officer	Dated: June 23, 2017
/s/ James Becker	Dated: June 23, 2017
James Becker, Director

/s/ Shahjahan C. Mathias	Dated: June 23, 2017
Shahjahan C. Mathias, Director

/s/ Donald E. Williams, Jr.	Dated: June 23, 2017
Donald E. Williams, Jr., Director

/s/ Suhail Matthias	Dated: June 23, 2017
Suhail Matthias, Director

/s/ Steve Trout	Dated: June 23, 2017
Steve Trout, Director

/s/ Robert Todd Reynold	Dated: June 23, 2017
Robert Todd Reynold, Director

/s/ Keith A. Doyle	Dated: June 23, 2017
Keith A. Doyle, Director

/s/ James Kingsborough	Dated: June 23, 2017
James Kingsborough, Director

/s/ J. Harold Hatchett III	Dated: June 23, 2017
Harold Hatchett III, Director

/s/ Ronald N. Silberstein	Dated: June 23, 2017
Ronald N. Silberstein Director

/s/ John Thompson	Dated: June 23, 2017
John Thompson, Director